                                     MELLON

SECURITIES TRADING POLICY

Questions Concerning the Securities Trading Policy?
Contact Corporate Compliance, (412) 234-1661
AIM 151-4340, Mellon Bank, Pittsburgh, PA 15258-0001

Dear Colleague:

At Mellon, we take great pride in our transformation over the years from a regional bank to a global financial services company. Our growth makes us better able to meet customers' changing needs, gives us greater stability during any unexpected economic downturn and affords us the opportunity to be the best performing financial services company.

This diversity of our businesses also makes us a complex organization, which is why it's more important than ever that you clearly understand Mellon's
Securities Trading Policy. Mellon has long maintained strict policies regarding securities transactions, all with the same clear-cut objective: to establish and demonstrate our compliance with the high standards with which we conduct our business.

If you are new to Mellon, please take the time to fully understand the Policy and consult it whenever you are unsure about appropriate actions. If you have seen the Policy previously, I urge you to renew your understanding of the entire document and its implications for you. Only by strict adherence to the Policy can we ensure that our well-deserved reputation for integrity is preserved.

Sincerely yours,

Martin G. McGuinn

CONTENTS

                                                                               PAGE
INTRODUCTION                                                                     1

CLASSIFICATION OF EMPLOYEES                                                      2
                 -Insider Risk Employees
                 -Investment Employees
                 -Access Decision Makers
                 -Other Employees
                 -Consultants, Independent Contractors and Temporary Employees

PERSONAL SECURITIES TRADING PRACTICES                                            3

     SECTION ONE - APPLICABLE TO INSIDER RISK EMPLOYEES                          3
                 Quick Reference - Insider Risk Employees                        5
                 Standards of Conduct for Insider Risk Employees                 6
                 Restrictions on Transactions in Mellon Securities               9
                 Restrictions on Transactions in Other Securities               11
                 Protecting Confidential Information                            14

     SECTION TWO - APPLICABLE TO INVESTMENT EMPLOYEES                           17
                 Quick Reference - Investment Employees                         19
                 Standards of Conduct for Investment Employees                  20
                 Restrictions on Transactions in Mellon Securities              24
                 Restrictions on Transactions in Other Securities               26
                 Protecting Confidential Information                            29

     SECTION THREE - APPLICABLE TO OTHER EMPLOYEES                              31
                 Quick Reference - Other Employees                              33
                 Standards of Conduct for Other Employees                       34
                 Restrictions on Transactions in Mellon Securities              35
                 Restrictions on Transactions in Other Securities               37
                 Protecting Confidential Information                            39

GLOSSARY        Definitions                                                     43

                Exhibit A - Sample Letter to Broker                             49

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INTRODUCTION       The Securities Trading Policy (the "Policy") is designed to
------------       reinforce Mellon Financial Corporation's ("Mellon's")
                   reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon's business. The Policy sets forth procedures and limitations which govern the
                   personal securities transactions of every Mellon Employee.

                   Mellon and its employees are subject to certain laws and
                   regulations governing personal securities trading. Mellon has developed this Policy to promote the highest standards of
                   behavior and ensure compliance with applicable laws.

                   Employees should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment, and that "ignorance of the law"
                   is not a defense. Employees may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

                   Employees outside the United States are also subject to
                   applicable laws of foreign jurisdictions, which may differ substantially from US law and which may subject such
                   employees to additional requirements. Such employees must
                   comply with applicable requirements of pertinent foreign laws as well as with the provisions of the Policy. To the extent any particular portion of the Policy is inconsistent with
                   foreign law, employees should consult the General Counsel or the Manager of Corporate Compliance.

                   Any provision of this Policy may be waived or exempted at the discretion of the Manager of Corporate Compliance. Any such waiver or exemption will be evidenced in writing and
                   maintained in the Audit and Risk Review Department.

                   Employees must read the Policy and must comply with it.
                   Failure to comply with the provisions of the Policy may
                   result in the imposition of serious sanctions, including but not limited to disgorgement of profits, dismissal,
                   substantial personal liability and referral to law
                   enforcement agencies or other regulatory agencies. Employees should retain the Policy in their records for future
                   reference. Any questions regarding the Policy should be
                   referred to the Manager of Corporate Compliance or his/her designee.

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CLASSIFICATION OF  The Policy is applicable to all employees of Mellon and all
EMPLOYEES          of its subsidiaries which are more than 50% owned by Mellon.
                   This includes all full-time, part-time, benefited and
                   non-benefited, exempt and non-exempt, domestic and
                   international employees. It does not include consultants and contract or temporary employees, nor employees of
                   subsidiaries which are 50% or less owned by Mellon. Although the Policy provisions generally have worldwide applicability, some sections of the Policy may conflict with the laws or
                   customs of the countries in which Mellon operations are
                   located. The Policy may be amended for operations outside the
                   United States only with the approval of the Manager of
                   Corporate Compliance.

                   Employees are engaged in a wide variety of activities for
                   Mellon. In light of the nature of their activities and the impact of federal and state laws and the regulations
                   thereunder, the Policy imposes different requirements and
                   limitations on employees based on the nature of their
                   activities for Mellon. To assist employees in complying with the requirements and limitations imposed on them in light of their activities, employees are classified into one of four categories: Insider Risk Employee, Investment Employee,
                   Access Decision Maker and Other Employee. Appropriate
                   requirements and limitations are specified in the Policy
                   based upon an employee's classification.

                   Business line management, in conjunction with the Manager of
                   Corporate Compliance, will determine the classification of each employee based on the following guidelines. Employees should confirm their classification with their Preclearance
                   Compliance Officer or the Manager of Corporate Compliance.

INSIDER RISK       You are considered to be an Insider Risk Employee if, in the
EMPLOYEE           normal conduct of your Mellon responsibilities, you are
                   likely to receive or be perceived to possess or receive,
                   material nonpublic information concerning Mellon's commercial credit or corporate finance customers. This will typically include certain employees in the credit, lending and leasing businesses, certain members of the Audit and Risk Review, and
                   Legal Departments, and all members of the Senior Management
                   Committee who are not Investment Employees.

INVESTMENT         You are considered to be an Investment Employee if, in the
EMPLOYEE           normal conduct of your Mellon responsibilities, you are
                   likely to receive or be perceived to possess or receive,
                   material nonpublic information concerning Mellon's trading in securities for Mellon's account or for the accounts of
                   others, and/or if you provide investment advice. This will typically include:

                   o  certain employees in fiduciary securities sales and
                      trading, investment management and advisory services,
                      investment research and various trust or fiduciary
                      functions;

                   o  an employee of a Mellon entity registered under the
                      Investment Advisers Act of 1940 who is also an "Access
                      Person" as defined by Rule 17j-1 of the Investment Company
                      Act of 1940 (see glossary); and

                   o  any member of Mellon's Senior Management Committee who, as part of his/her usual duties, has management
                      responsibility for fiduciary activities or routinely has
                      access to information about customers' securities
                      transactions.

ACCESS DECISION    A person designated as such by the Investment Ethics
MAKER (ADM)        Committee. Generally, this will be portfolio managers
                   and research analysts who make recommendations or
                   decisions regarding the purchase or sale of equity,
                   convertible debt, and non-investment grade debt
                   securities for mutual funds and other managed accounts.
                   See further details in the Access Decision Maker edition
                   of the Policy.

OTHER              You are considered to be an Other Employee if you are an
EMPLOYEE           employee of Mellon Financial Corporation or any of
                   its direct or indirect subsidiaries who is not an Insider
                   Risk Employee, Investment Employee, or an ADM.

CONSULTANTS,       Managers should inform consultants, independent contractors
INDEPENDENT        and temporary employees of the general provisions of the
CONTRACTORS AND    Policy (such as the prohibition on trading while in
TEMPORARY          possession of material nonpublic information), but generally
EMPLOYEES          they will not be required to preclear trades or report their personal securities holdings. If one of these persons would be considered an Insider Risk Employee, Investment Employee or Access Decision Maker if the person were a Mellon
                   employee, the person's manager should advise the Manager of
                   Corporate Compliance who will determine whether such
                   individual should be subject to the preclearance and
                   reporting requirements of the Policy.

PERSONAL SECURITIES TRADING PRACTICES

SECTION ONE - APPLICABLE TO INSIDER RISK EMPLOYEES

CONTENTS

                                                                              Page

PERSONAL SECURITIES TRADING PRACTICES

     SECTION ONE - APPLICABLE TO INSIDER RISK EMPLOYEES
                 Quick Reference - Insider Risk Employees                       5
                 Standards of Conduct for Insider Risk Employees                6
                      --Conflict of Interest                                    6
                      --Material Nonpublic Information                          6
                      --Brokers                                                 6
                      --Personal Securities Transaction Reports                 6
                      --Preclearance for Personal Securities Transactions       6
                      --Exemptions from Requirement to Preclear                 7
                      --Gifting of Securities                                   8
                      --DRIPs, DPPs and AIPs                                    8
                      --Restricted List                                         8
                      --Confidential Treatment                                  9
                 Restrictions on Transactions in Mellon Securities              9
                      --Mellon 401(k) Plan                                      10
                      --Mellon Employee Stock Options                           11
                 Restrictions on Transactions in Other Securities               11
                      --Prohibition on Investments in Securities of Financial   12
                 Services Organizations                                         13
                 Beneficial Ownership                                           13
                 Non-Mellon Employee Benefit Plans                              13
                 Protecting Confidential Information                            14
                      --Insider Trading and Tipping                             15
                      --The "Chinese Wall"
GLOSSARY         Definitions                                                    43

                 Exhibit A - Sample Letter to Broker                            49

QUICK REFERENCE - INSIDER RISK EMPLOYEES
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SOME THINGS     1.  Duplicate Statements & Confirmations - Instruct your broker,
YOU MUST DO         trust account manager or other entity through which you have a securities trading account to send directly to MANAGER OF
                    CORPORATE COMPLIANCE, MELLON BANK, PO BOX 3130, PITTSBURGH,
                    PA 15230-3130:

                    o Trade confirmations summarizing each transaction

                    o Periodic statements

                    Exhibit B of this Policy can be used to notify your broker.
                    This applies to all accounts in which you have a beneficial interest. (See Glossary)

                2. Preclearance - Before initiating a securities transaction, written preclearance must be obtained from the Manager of
                   Corporate Compliance. This can be done by completing a
                   Preclearance Request Form and:

                    o delivering the request to the Manager of Corporate
                      Compliance, AIM 151-4340,

                    o faxing the request to (412) 234-1516, or

                    o contacting the Manager of Corporate Compliance for
                      other available notification options.

                   Preclearance Request Forms can be obtained from Corporate
                   Compliance (412) 234-1661. If preclearance approval is
                   received the trade must be executed before the end of the 3rd business day (with the date of approval being the 1st
                   business day), at which time the preclearance approval will expire.

                3. Special Approvals

                o  Acquisition of securities in a Private Placement must be precleared by the employee's Department/Entity head and the
                   Manager of Corporate Compliance.

                o  Acquisition of securities through an allocation by the
                   underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of Corporate Compliance.
                   Approval can be given only when the allocation is the result of a direct family relationship.

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SOME THINGS       Mellon Securities - The following transactions in Mellon
YOU MUST NOT DO   securities are prohibited for all Mellon Employees:

                o Short sales
                o Purchasing and selling or selling and purchasing within 60 days
                o Purchasing or selling during a blackout period o Margin
                  purchases or options other than employee options.

                Non-Mellon Securities - New investments in financial services organizations are prohibited for certain employees only - see page 12.

                Other restrictions are detailed throughout Section One.
                Read the Policy!

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EXEMPTIONS      Preclearance is NOT required for:
                                ---
                o  Purchases or sales of municipal bonds, non-financial
                   commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures, index futures, index securities, securities issued by investment companies, commercial paper; CDs; bankers' acceptances; repurchase
                   agreements; and direct obligations of the government of the
                   United States.
                o  Transactions in any account over which the employee has no direct or indirect control over the investment decision
                   making process.
                o  Transactions that are non-volitional on the part of an
                   employee (such as stock dividends).
                o  Changes in elections under Mellon's 401(k) Retirement Savings
                   Plan.
                o  An exercise of an employee stock option administered by Human
                   Resources.
                o  Automatic reinvestment of dividends under a DRIP or Automatic
                   Investment Plan. (Optional cash purchases under a DRIP or
                   Direct Purchase Plan do require preclearance.)
                o  Sales of securities pursuant to tender offers and sales or exercises of "Rights".(see page 8).

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QUESTIONS?      (412) 234-1661
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This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.

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STANDARDS OF    Because of their particular responsibilities, Insider Risk
CONDUCT FOR     Employees are subject to preclearance and personal securities
INSIDER RISK    reporting requirements, as discussed below.
EMPLOYEES

                Every Insider Risk Employee must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the
                Manager of Corporate Compliance. Interpretive issues that
                arise under these procedures shall be decided by, and are
                subject to the discretion of, the Manager of Corporate
                Compliance.

CONFLICT OF     No employee may engage in or recommend any securities
INTEREST        tansaction that places, or appears to place, his or her own interests above those of any customer to whom financial
                services are rendered, including mutual funds and managed
                accounts, or above the interests of Mellon.

MATERIAL        No employee may engage in or recommend a securities
NONPUBLIC       transaction, for his or her own benefit or for the benefit
INFORMATION     of others, including Mellon or its customers, while in
                possession of material nonpublic information regarding such securities. No employee may communicate material nonpublic information to others unless it is properly within his or
                her job responsibilities to do so.

BROKERS         Trading Accounts - All Insider Risk Employees are encouraged to conduct their personal investing through a Mellon
                affiliate brokerage account. This will assist in the
                monitoring of account activity on an ongoing basis in order to ensure compliance with the Policy.

PERSONAL         Trading Accounts - All Insider Risk Employees are required
SECURITIES       to instruct their broker, trust account manager or other
TRANSACTIONS     entity through which they have a securities trading account
REPORTS          to submit directly to the Manager of Corporate Compliance
                 copies of all trade confirmations and statements relating to each account of which they are a beneficial owner regardless of what, if any, securities are maintained in such accounts.
                 Thus, for example, even if the brokerage account contains
                 only mutual funds or other exempt securities as that term is defined by the Policy and the account has the capability to have reportable securities traded in it, the Insider Risk
                 Employee maintaining such an account must arrange for
                 duplicate account statements and trade confirmations to be sent by the broker to the Manager of Corporate Compliance.
                 An example of an instruction letter to a broker is contained in Exhibit A.

PRECLEARANCE     All Insider Risk Employees must notify the Manager of
FOR PERSONAL     Corporate Compliance in writing and receive preclearance
SECURITIES       before they engage in any purchase or sale of a
TRANSACTIONS     security. Insider Risk Employees should refer
                 to the provisions under "Beneficial Ownership" below, which are applicable to these provisions.

                 All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form which can be obtained from the Manager of Corporate
                 Compliance.

                 The Manager of Corporate Compliance will notify the Insider
                 Risk Employee whether the request is approved or denied,
                 without disclosing the reason for such approval or denial.

                 Notifications may be given in writing or verbally by the
                 Manager of Corporate Compliance to the Insider Risk Employee.
                 A record of such notification will be maintained by the
                 Manager of Corporate Compliance. However, it shall be the
                 responsibility of the Insider Risk Employee to obtain a
                 written record of the Manager of Corporate Compliance's
                 notification within 24 hours of such notification. The
                 Insider Risk Employee should retain a copy of this written record.

                 As there could be many reasons for preclearance being granted or denied, Insider Risk Employees should not infer from the preclearance response anything regarding the security for
                 which preclearance was requested.
                 Although making a preclearance request does not obligate an
                 Insider Risk Employee to do the transaction, it should be
                 noted that:

                   o  preclearance requests should not be made for a transaction that the Insider Risk Employee does not intend to make.

                   o  preclearance authorization will expire at the end of the third business day after it is received.  The day
                      authorization is granted is considered the first business
                      day.

                   o  Insider Risk Employees should not discuss with anyone
                      else, inside or outside Mellon, the response they received to a preclearance request. If the Insider Risk Employee is preclearing as beneficial owner of another's account, the
                      response may be disclosed to the other owner.

                   o  Good Until Canceled/Stop Loss Orders ("Limit Orders") must be precleared, and security transactions receiving
                      preclearance authorization must be executed before the
                      preclearance expires. At the end of the three-day
                      preclearance authorization period, any unexecuted Limit
                      Order must be canceled or a new preclearance authorization must be obtained.

EXEMPTIONS FROM    Preclearance by Insider Risk Employees is not required for
REQUIREMENT TO     the following transactions:
PRECLEAR
                   o  Purchases or sales of Exempt Securities (direct
                      obligations of the government of the United States; high
                      quality short-term debt instruments; bankers' acceptances;
                      CDs; commercial paper; repurchase agreements; and
                      securities issued by open-end investment companies);

                   o  Purchases or sales of municipal bonds, closed-end mutual funds; non-financial commodities (such as agricultural
                      futures, metals, oil, gas, etc.), currency futures,
                      financial futures, index futures and index securities;

                   o  Purchases or sales effected in any account over which an employee has no direct or indirect control over the
                      investment decision making process (e.g., discretionary
                      trading accounts). Discretionary trading accounts may only be exempted from preclearance procedures, when the Manager of Corporate Compliance, after a thorough review, is
                      satisfied that the account is truly discretionary;

                   o  Transactions that are non-volitional on the part of an
                      employee (such as stock dividends);

                   o  The sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human
                      Resources Department (for which the Human Resources
                      Department will forward information to the Manager of
                      Corporate Compliance);

                   o  Changes to elections in the Mellon 401(k) plan;

                   o  Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of
                      securities, to the extent such rights were acquired from
                      such issuer;

                   o  Sales of rights acquired from an issuer, as described
                      above; and/or

                   o  Sales effected pursuant to a bona fide tender offer.

GIFTING OF         Insider Risk Employees desiring to make a bona fide gift of
SECURITIES         securities or who receive a bona fide gift, including an
                   inheritance, of securities do not need to preclear the
                   transaction. However, Insider Risk Employees must report such bona fide gifts to the Manager of Corporate Compliance. The report must be made within 10 days of making or receiving the gift and must disclose the following information: the name of the person receiving (giving) the gift, the date of the
                   transaction, and the name of the broker through which the
                   transaction was effected. A bona fide gift is one where the donor does not receive anything of monetary value in return.
                   An Insider Risk Employee who purchases a security with the intention of making a gift must preclear the purchase
                   transaction.

DRIPS, DPPS AND    Certain companies with publicly traded securities establish:
AIPS
                   o  Dividend Reinvestment Plans (DRIPs) - These permit
                      shareholders to have their dividend payments channeled to
                      the purchase of additional shares of such company's stock.
                      An additional benefit offered to DRIP participants is the
                      right to buy additional shares by sending in a check
                      before the dividend reinvestment date ("optional cash
                      purchases").

                   o  Direct Purchase Plans (DPPs) - These allow purchasers to buy stock by sending a check directly to the issuer,
                      without using a broker.

                   o  Automatic Investment Plans (AIPs) - These allow purchasers to set up a plan whereby a fixed amount of money is
                      automatically deducted from their checking account each
                      month and used to purchase stock directly from the issuer.

                   Participation in a DRIP, DPP or AIP is voluntary.

                   Insider Risk Employees who enroll in a DRIP or AIP are not required to preclear enrollment, the periodic reinvestment of dividend payments into additional shares of company stock
                   through a DRIP, or the periodic investments through an AIP.

                   Insider Risk Employees must preclear all optional cash
                   purchases through a DRIP and all purchases through a DPP.
                   Insider Risk Employees must also preclear all sales through a
                   DRIP, DPP or AIP.

RESTRICTED LIST    The Manager of Corporate Compliance will maintain a list
                   (the "Restricted List") of companies whose securities are
                   deemed appropriate for implementation of trading
                   restrictions for Insider Risk Employees. The Restricted List will not be distributed outside of the office of Corporate
                   Compliance. From time to time, such trading restrictions may be appropriate to protect Mellon and its Insider Risk
                   Employees from potential violations, or the appearance of
                   violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the
                   advisability of an investment in the company's securities or the existence of material nonpublic information on the
                   company. Nevertheless, the contents of the Restricted List will be treated as confidential information to avoid
                   unwarranted inferences.

                   To assist the Manager of Corporate Compliance in identifying companies that may be appropriate for inclusion on the
                   Restricted List, the department/entity heads in which Insider
                   Risk Employees are employed are required to inform the
                   Manager of Corporate Compliance in writing of any companies they believe should be included on the Restricted List, based upon facts known or readily available to such department
                   heads. Although the reasons for inclusion on the Restricted
                   List may vary, they could typically include the following:

                   o  Mellon is involved as a lender, investor or adviser in a merger, acquisition or financial restructuring involving
                      the company;

                   o  Mellon is involved as a selling shareholder in a public distribution of the company's securities;

                   o  Mellon is involved as an agent in the distribution of the company's securities;

                   o  Mellon has received material nonpublic information on the company;

                   o  Mellon is considering the exercise of significant
                      creditors' rights against the company; or

                   o The company is a Mellon borrower in Credit Recovery.

                   Department heads of sections in which Insider Risk Employees are employed are also responsible for notifying the Manager of Corporate Compliance in writing of any change in
                   circumstances making it appropriate to remove a company from the Restricted List.

                   The Manager of Corporate Compliance will retain copies of the restricted lists for five years.

CONFIDENTIAL       The Manager of Corporate Compliance will use his or her best
TREATMENT          efforts to assure that all requests for preclearance, all
                   personal securities transaction reports and all reports of securities holdings are treated as "Personal and
                   Confidential." However, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside Mellon as are necessary to
                   evaluate compliance with or sanctions under this Policy.

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RESTRICTIONS ON    Employees who engage in transactions involving Mellon
TRANSACTIONS IN    securities should be aware of their unique responsibilities
MELLON             with respect to such transactions arising from the
SECURITIES         employment relationship and should be sensitive to even the appearance of impropriety.

                   The following restrictions apply to all transactions in
                   Mellon's publicly traded securities occurring in the
                   employee's own account and in all other accounts over which the employee could be presumed to exercise influence or
                   control (see provisions under "Beneficial Ownership" below for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular
                   officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

                   o  Short Sales - Short sales of Mellon securities by
                      employees are prohibited.

                   o  Short Term Trading - Employees are prohibited from
                      purchasing and selling, or from selling and purchasing,
                      Mellon securities within any 60 calendar day period.

                   o  Margin Transactions - Purchases on margin of Mellon's
                      publicly traded securities by employees is prohibited.
                      Margining Mellon securities in connection with a cashless
                      exercise of an employee stock option through the Human
                      Resources Department is exempt from this restriction.
                      Further, Mellon securities may be used to collateralize
                      loans or the acquisition of securities other than those
                      issued by Mellon.

                   o  Option Transactions - Option transactions involving
                      Mellon's publicly traded securities are prohibited.
                      Transactions under Mellon's Long-Term Incentive Plan or
                      other employee option plans are exempt from this
                      restriction.

                   o  Major Mellon Events - Employees who have knowledge of
                      major Mellon events that have not yet been announced are
                      prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the
                      employee believes the event does not constitute material
                      nonpublic information.

                   o  Mellon Blackout Period - Employees are prohibited from
                      buying or selling Mellon's publicly traded securities
                      during a blackout period. The blackout period begins the
                      16th day of the last month of each calendar quarter and
                      ends 3 business days after Mellon Financial Corporation
                      publicly announces the financial results for that quarter.
                      Thus, the blackout periods begin on March 16, June 16,
                      September 16 and December 16. The end of the blackout
                      period is determined by counting business days only, and
                      the day of the earnings announcement is day 1. The
                      blackout period ends at the end of day 3, and employees
                      can trade Mellon securities on day 4.

MELLON  401(K)     For purposes of the blackout period and the short term
PLAN               trading rule, employees' changing their existing account
                   balance allocation to increase or decrease the amount
                   allocated to Mellon Common Stock will be treated as a
                   purchase or sale of Mellon Stock, respectively. This means:

                   o  Employees are prohibited from increasing or decreasing
                      their existing account balance allocation to Mellon Common
                      Stock during the blackout period.

                   o  Employees are prohibited from increasing their existing account balance allocation to Mellon Common Stock and then decreasing it within 60 days. Similarly, employees are
                      prohibited from decreasing their existing account balance
                      allocation to Mellon Common Stock and then increasing it
                      within 60 days. However, changes to existing account
                      balance allocations in the 401(k) plan will not be
                      compared to transactions in Mellon securities outside the
                      401(k) for purposes of the 60-day rule. (Note: this does
                      not apply to members of the Executive Management Group,
                      who should consult with the Legal Department.)

                   Except for the above there are no other restrictions
                   applicable to the 401(k) plan. This means, for example:

                   o  Employees are not required to preclear any elections or changes made in their 401(k) account.

                   o  There is no restriction on employees' changing their
                      salary deferral contribution percentages with regard to
                      either the blackout period or the 60-day rule.

                   o  The regular salary deferral contribution to Mellon Common
                      Stock in the 401(k) that takes place with each pay will
                      not be considered a purchase for the purposes of either
                      the blackout or the 60-day rule.

MELLON EMPLOYEE    Receipt - Your receipt of an employee stock option from
STOCK OPTIONS      Mellon is not deemed to be a purchase of a security.
                   Therefore, it is exempt from preclearance and reporting
                   requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day
                   prohibition.

                   Exercises - The exercise of an employee stock option that
                   results in your holding the shares is exempt from
                   preclearance and reporting requirements, can take place
                   during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                   "Cashless" Exercises - The exercise of an employee stock
                   option which is part of a "cashless exercise" or "netting of shares" that is administered by the Human Resources
                   Department or Chase Mellon Shareholder Services is exempt
                   from the preclearance and reporting requirements and will not constitute a purchase or a sale for purposes of the 60-day prohibition. A "cashless exercise" or "netting of shares"
                   transaction is permitted during the blackout period for
                   ShareSuccess plan options only. They are not permitted during the blackout period for any other plan options.

                   Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little
                   time has elapsed between the option exercise and the sale).
                   Thus, such sales are subject to the preclearance and
                   reporting requirements, are prohibited during the blackout period and constitute sales for purposes of the 60-day
                   prohibition.

--------------------------------------------------------------------------------
RESTRICTIONS ON    Purchases or sales by an employee of the securities of
TRANSACTIONS IN    issuers with which Mellon does business, or other third
OTHER              party issuers, could result in liability on the part of such
SECURITIES         employee. Employees should be sensitive to even the
                   appearance of impropriety in connection with their personal securities transactions. Employees should refer to
                   "Beneficial Ownership" below, which is applicable to the
                   following restrictions.

                   The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon.
                   Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and
                   reporting requirements set forth below.

                   The following restrictions apply to all securities
                   transactions by employees:

                   o  Credit, Consulting or Advisory Relationship - Employees
                      may not buy or sell securities of a company if they are
                      considering granting, renewing, modifying or denying any
                      credit facility to that company, acting as a benefits
                      consultant to that company, or acting as an adviser to
                      that company with respect to the company's own securities.
                      In addition, lending employees who have assigned
                      responsibilities in a specific industry group are not
                      permitted to trade securities in that industry. This
                      prohibition does not apply to transactions in open end
                      mutual funds.

                   o  Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees'
                      transactions for their own or related accounts.

                   o  Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative
                      trading, in trading naked options, in trading that could
                      be deemed excessive or in trading that could interfere
                      with an employee's job responsibilities.

                   o  Front Running - Employees may not engage in "front
                      running," that is, the purchase or sale of securities for
                      their own accounts on the basis of their knowledge of
                      Mellon's trading positions or plans.

                   o  Initial Public Offerings - Insider Risk Employees are
                      prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO)
                      without the approval of the Manager of Corporate
                      Compliance. Approval can be given only when the allocation comes through an employee of the issuer who is a direct
                      family relation of the Insider Risk Employee. Due to NASD
                      rules, this approval may not be available to employees of
                      registered broker/dealers.

                   o  Material Nonpublic Information - Employees possessing
                      material nonpublic information regarding any issuer of
                      securities must refrain from purchasing or selling
                      securities of that issuer until the information becomes
                      public or is no longer considered material.

                   o  Private Placements - Insider Risk Employees are prohibited from acquiring any security in a private placement unless
                      they obtain the prior written approval of the Manager of
                      Corporate Compliance and the employee's department head.
                      Approval must be given by both persons for the acquisition to be considered approved. After receipt of the necessary
                      approvals and the acquisition, employees are required to
                      disclose that investment if they participate in any
                      subsequent consideration of credit for the issuer, or of
                      an investment in the issuer for an advised account. Final
                      decision to acquire such securities for an advised account will be subject to independent review.

                   o  Scalping - Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or
                      Mellon's accounts on the basis of knowledge of customers'
                      trading positions or plans.

                   o  Short Term Trading - All Employees are discouraged from purchasing and selling, or from selling and purchasing,
                      the same (or equivalent) securities within any 60 calendar day period.

PROHIBITION ON     You are prohibited from acquiring any security issued by a
INVESTMENTS IN     financial services organization if you are:
SECURITIES OF
FINANCIAL          o  a member of the Mellon Senior Management Committee.
SERVICES
ORGANIZATIONS      o  employed in any of the following departments:

                      -  Corporate Strategy & Development
                      -  Legal (Pittsburgh only)
                      -  Finance (Pittsburgh only)

                   o  an employee specifically designated by the Manager of
                      Corporate Compliance and informed that this prohibition is applicable to you.

                   Financial Services Organizations - The term "security issued by a financial services organization" includes any security issued by:
                   -   Commercial Banks other than          -  Thrifts
                       Mellon                               -  Savings and Loan
                   -   Bank Holding Companies other            Associations
                       than Mellon                          -  Broker/Dealers
                   -   Insurance Companies                  -  Transfer Agents
                   -   Investment Advisory Companies        -  Other Depository
                   -   Shareholder Servicing Companies         Institutions

                   The term "securities issued by a financial services
                   organization" DOES NOT INCLUDE securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial
                   services organization, subsidiaries and parent companies are treated as separate issuers.

                   Effective Date - Securities of financial services
                   organizations properly acquired before the employee's
                   becoming subject to this prohibition may be maintained or
                   disposed of at the owner's discretion consistent with this policy.

                   Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend
                   reinvestment program (DRIP), or through an automatic
                   investment plan (AIP) are not subject to this prohibition, provided the employee's election to participate in the DRIP or AIP predates the date of the employee's becoming subject to this prohibition. Optional cash purchases through a DRIP or direct purchase plan (DPP) are subject to this
                   prohibition.

                   Securities acquired in any account over which an employee has no direct or indirect control over the investment decision making process (e.g., discretionary trading accounts) are not subject to this prohibition.

                   Within 30 days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate
                   Compliance.

BENEFICIAL         The provisions of the Policy apply to transactions in the
OWNERSHIP          employee's own name and to all other accounts over which the employee could be presumed to exercise influence or control, including:

                   o  accounts of a spouse, minor children or relatives to whom substantial support is contributed;

                   o  accounts of any other member of the employee's household
                      (e.g., a relative living in the same home);

                   o  trust or other accounts for which the employee acts as
                      trustee or otherwise exercises any type of guidance or
                      influence;

                   o  corporate accounts controlled, directly or indirectly, by the employee;

                   o  arrangements similar to trust accounts that are
                      established for bona fide financial purposes and benefit
                      the employee; and

                   o  any other account for which the employee is the beneficial owner (see Glossary for a more complete legal definition
                      of "beneficial owner").

NON-MELLON       The provisions discussed above do not apply to transactions
EMPLOYEE BENEFIT done under a bona fide employee benefit plan administered by an
PLANS            organization not affiliated with Mellon and by an employee of that organization who shares beneficial interest with a
                 Mellon employee, and in the securities of the employing
                 organization. This means if a Mellon employee's spouse is
                 employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the
                 employer's securities done by the spouse as part of the
                 spouse's employee benefit plan.

                 The Securities Trading Policy does not apply in such a
                 situation. Rather, the other organization is relied upon to provide adequate supervision with respect to conflicts of
                 interest and compliance with securities laws.

--------------------------------------------------------------------------------
PROTECTING         As an employee you may receive information about Mellon, its
CONFIDENTIAL       customers and other parties that, for various reasons,
INFORMATION        should be treated as confidential. All employees are
                   expected to strictly comply with measures necessary to
                   preserve the confidentiality of information. Employees
                   should refer to the Mellon Code of Conduct.

INSIDER TRADING    Federal securities laws generally prohibit the trading of
AND TIPPING        securities while in possession of "material nonpublic"
                   information regarding the issuer of those securities (insider
LEGAL              trading). Any person who passes along material nonpublic
PROHIBITIONS       information upon which a trade is based (tipping) may also be liable.

                   Information is "material" if there is a substantial
                   likelihood that a reasonable investor would consider it
                   important in deciding whether to buy, sell or hold
                   securities. Obviously, information that would affect the
                   market price of a security would be material. Examples of
                   information that might be material include:

                   o  a proposal or agreement for a merger, acquisition or
                      divestiture, or for the sale or purchase of substantial
                      assets;

                   o  tender offers, which are often material for the party
                      making the tender offer as well as for the issuer of the
                      securities for which the tender offer is made;

                   o  dividend declarations or changes;

                   o  extraordinary borrowings or liquidity problems;

                   o  defaults under agreements or actions by creditors,
                      customers or suppliers relating to a company's credit
                      standing;

                   o  earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

                   o  pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or
                      discoveries of mineral deposits;

                   o  a proposal or agreement concerning a financial
                      restructuring;

                   o  a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of
                      securities;

                   o  a significant expansion or contraction of operations;

                   o  information about major contracts or increases or
                      decreases in orders;

                   o  the institution of, or a development in, litigation or a regulatory proceeding;

                   o  developments regarding a company's senior management;

                   o  information about a company received from a director of that company; and

                   o  information regarding a company's possible noncompliance with environmental protection laws.

                   This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                   "Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public.
                   Information received under circumstances indicating that it is not yet in general circulation and which may be
                   attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                   If you obtain material non-public information you may not
                   trade related securities until you can refer to some public source to show that the information is generally available
                   (that is, available from sources other than inside sources)
                   and that enough time has passed to allow wide dissemination of the information. While information appearing in widely
                   accessible sources--such as in newspapers or on the
                   internet--becomes public very soon after publication,
                   information appearing in less accessible sources--such as
                   regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take
                   longer to become public than would information that is easily understood by the average investor.

MELLON'S POLICY    Employees who possess material nonpublic information about a company--whether that company is Mellon, another Mellon
                   entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise
                   investment discretion. In addition, employees may not
                   recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job
                   responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                   Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic
                   information. Receiving such information could create severe limitations on their ability to carry out their
                   responsibilities to Mellon's fiduciary customers.

                   Employees managing the work of consultants and temporary
                   employees who have access to the types of confidential
                   information described in this Policy are responsible for
                   ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                   Questions regarding Mellon's policy on material nonpublic
                   information, or specific information that might be subject to it, should be referred to the General Counsel.

RESTRICTIONS ON    As a diversified financial services organization, Mellon
THE                faces unique challenges in complying with the prohibitions
FLOW OF            on insider trading and tipping of material non-public
INFORMATION        information, and misuse of confidential information. This is
WITHIN             because one Mellon unit might have material nonpublic
MELLON             information about a company while other Mellon units may
(THE "CHINESE      have a desire, or even a fiduciary duty, to buy or sell that
WALL)              company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial
                   services activities without violating laws or breaching
                   Mellon's fiduciary duties, Mellon has established a "Chinese
                   Wall" policy applicable to all employees. The "Chinese Wall"
                   separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider
                   Functions) from the Mellon units or individuals that either trade in securities--for Mellon's account or for the
                   accounts of others--or provide investment advice (Investment
                   Functions). Employees should refer to CPP 903-2(C) The
                   Chinese Wall. have a desire, or even a fiduciary duty, to
                   buy or sell that company's securities or recommend such
                   purchases or sales to customers. To engage in such
                   broad-ranging financial services activities without
                   violating laws or breaching Mellon's fiduciary duties,
                   Mellon has established a "Chinese Wall" policy applicable to all employees. The "Chinese Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider Functions) from the Mellon
                   units or individuals that either trade in securities--for
                   Mellon's account or for the accounts of others--or provide investment advice (Investment Functions). Employees should refer to CPP 903-2(C) The Chinese Wall.

PERSONAL SECURITIES TRADING PRACTICES

SECTION TWO - APPLICABLE TO INVESTMENT EMPLOYEES

CONTENTS
                                                                            Page

PERSONAL SECURITIES TRADING PRACTICES

     SECTION TWO - APPLICABLE TO INVESTMENT EMPLOYEES

                 --Prohibition on Investments in Securities of

QUICK REFERENCE - INVESTMENT EMPLOYEES
-----------------------------------------------------------------------------
SOME THINGS   1. Statement of Accounts and Holdings - Provide to your
YOU MUST DO      Preclearance Compliance Officer a statement of all
                 securities accounts and holdings within 10 days of becoming an
                 Investment Employee, and again annually on request.

              2. Duplicate Statements & Confirmations - Instruct your broker, trust account manager or other entity through which you have a securities trading account to send directly to Compliance:
                   o     Trade confirmations summarizing each transaction
                   o     Periodic statements
                 Exhibit A can be used to notify your broker. Contact your
                 designated Preclearance Compliance Officer for the correct address. This applies to all accounts in which you have a
                 beneficial interest.

              3. Preclearance - Before initiating a securities transaction, written preclearance must be obtained from the designated
                 Preclearance Compliance Officer. This can be accomplished by completing a Preclearance Request Form and:
                   o     delivering or faxing the request to the designated
                         Preclearance Compliance Officer, or
                   o     contacting the designated Preclearance Compliance
                         Officer for other available notification options.

                 Preclearance Request Forms can be obtained from the designated
                 Preclearance Compliance Officer. If preclearance approval is received the trade must be communicated to the broker on the same day, and executed before the end of the next business day, at which time the preclearance approval will expire.

              4. Special Approvals
              o  Acquisition of securities in a Private Placement must be precleared by the employee's Department/Entity head, the
                 Manager of Corporate Compliance and the designated Preclearance
                 Compliance Officer.
              o  Acquisition of securities through an allocation by the
                 underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of Corporate Compliance.
                 Approval can be given only when the allocation is the result of a direct family relationship.

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SOME THINGS   Mellon Securities - The following transactions in Mellon
YOU MUST NOT  securities are prohibited for all Mellon Employees:
DO            o     Short sales
              o     Purchasing and selling or selling and purchasing within
                    60 days
              o     Purchasing or selling during a blackout period o Margin
                    purchases or options other than employee options.

              Non-Mellon Securities
              o  Purchasing and selling or selling and purchasing within 60 days is discouraged, and any profits must be disgorged.
              o  New investments in financial services organizations are prohibited for certain employees only - see page 27.

              Other restrictions are detailed throughout Section Two.  Read the Policy!

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
EXEMPTIONS    Preclearance is NOT required for:
              o  Purchases or sales of high quality short-term debt instruments, non-financial commodities (such as agricultural futures,
                 metals, oil, gas, etc.), currency futures, financial futures, index futures, index securities, open-end mutual funds,
                 non-affiliated closed-end investment companies, commercial paper; CDs; bankers' acceptances; repurchase agreements; and
                 direct obligations of the government of the United States.)
              o  Transactions in any account over which the employee has no direct or indirect control over the investment decision making process.
              o  Transactions that are non-volitional on the part of an employee
                 (such as stock dividends).
              o  Changes in elections under Mellon's 401(k) Retirement Savings
                 Plan.
              o  An exercise of an employee stock option administered by Human
                 Resources.
              o  Automatic reinvestment of dividends under a DRIP or Automatic
                 Investment Plan. (Optional cash purchases under a DRIP or
                 Direct Purchase Plan do require preclearance.
              o  Sales of securities pursuant to tender offers and sales or exercises of "Rights".(see page 22).

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
QUESTIONS?    Contact your designated Preclearance Compliance Officer.   If
              you don't know who that is, call 412-234-1661
-----------------------------------------------------------------------------

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.

-----------------------------------------------------------------------------
STANDARDS OF    Because of their particular responsibilities, Investment
CONDUCT FOR     Employees are subject to preclearance and personal
INVESTMENT      securities reporting requirements, as discussed below.
EMPLOYEES
                Every Investment Employee must follow these procedures or risk serious sanctions, including dismissal. If you have any
                questions about these procedures you should consult the Manager of Corporate Compliance. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

CONFLICT OF     No employee may engage in or recommend any securities
INTEREST        transaction that places, or appears to place, his or her
                own interests above those of any customer to whom financial services are rendered, including mutual funds and managed
                accounts, or above the interests of Mellon.

MATERIAL        No employee may divulge the current portfolio positions, or
NONPUBLIC       current or anticipated portfolio transactions, programs or
INFORMATION     studies, of Mellon or any Mellon customer to anyone unless it is properly within his or her job responsibilities to do
                so.

                No employee may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others,
                including Mellon or its customers, while in possession of
                material nonpublic information regarding such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job
                responsibilities to do so.

BROKERS         Trading Accounts - All Investment Employees are encouraged to conduct their personal investing through a Mellon affiliate brokerage account. This will assist in the monitoring of account activity on an ongoing basis in order to ensure compliance with the Policy.

PERSONAL        Statements & Confirmations - All Investment Employees are
SECURITIES      required to instruct their broker, trust account manager or
TRANSACTIONS    other entity through which they have a securities trading
REPORTS         account to submit directly to the Manager of Corporate
                Compliance or designated Preclearance Compliance Officer copies of all trade confirmations and statements relating to each account of which they are a beneficial owner regardless of what, if any, securities are maintained in such accounts. Thus, for example, even if the brokerage account contains only mutual funds or other exempt securities as that term is defined by the
                Policy and the account has the capability to have reportable securities traded in it, the Investment Employee maintaining such an account must arrange for duplicate account statements and trade confirmations to be sent by the broker to the Manager of Corporate Compliance or designated Preclearance Compliance
                Officer. Exhibit A is an example of an instruction letter to a broker.

                Other securities transactions which were not completed through a brokerage account, such as gifts, inheritances, spin-offs from securities held outside brokerage accounts, or other transfers must be reported to the designated Preclearance Compliance
                Officer within 10 days.

PRECLEARANCE    All Investment Employees must notify the designated
FOR PERSONAL    Preclearance Compliance Officer in writing and receive
SECURITIES      preclearance before they engage in any purchase or sale of
TRANSACTIONS    a security for their own accounts.  Investment Employees
                should refer to the provisions under "Beneficial Ownership"
                below, which are applicable to these provisions.

                All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form which can be obtained from the designated Preclearance Compliance Officer.

                The designated Preclearance Compliance Officer will notify the
                Investment Employee whether the request is approved or denied, without disclosing the reason for such approval or denial.

                Notifications may be given in writing or verbally by the
                designated Preclearance Compliance Officer to the Investment
                Employee. A record of such notification will be maintained by the designated Preclearance Compliance Officer. However, it shall be the responsibility of the Investment Employee to obtain a written record of the designated Preclearance Compliance
                Officer's notification within 48 hours of such notification. The
                Investment Employee should retain a copy of this written record.

                As there could be many reasons for preclearance being granted or denied, Investment Employees should not infer from the
                preclearance response anything regarding the security for which preclearance was requested.

                Although making a preclearance request does not obligate an
                Investment Employee to do the transaction, it should be noted
                that:

                o  Preclearance requests should not be made for a transaction that the Investment Employee does not intend to make.

                o  The order for a transaction must be placed with the broker on the same day that preclearance authorization is received. The broker must execute the trade close of business on the next business day, at which time the preclearance authorization will expire.

                o  Investment Employees should not discuss with anyone else, inside or outside Mellon, the response they received to a
                   preclearance request. If the Investment Employee is
                   preclearing as beneficial owner of another's account, the
                   response may be disclosed to the other owner.

                o  Good Until Canceled/Stop Loss Orders ("Limit Orders") must be precleared, and security transactions receiving preclearance authorization must be executed before the preclearance
                   expires. At the end of the preclearance authorization period, any unexecuted Limit Order must be canceled or a new
                   preclearance authorization must be obtained.

BLACKOUT POLICY Except as described below, Investment Employees will not generally be given clearance to execute a transaction in any security that is on the restricted list maintained by their
                Preclearance Compliance Officer, or for which there is a pending buy or sell order for an affiliated account. This provision does not apply to transactions effected or contemplated by index funds.

                Exceptions - Regardless of any restrictions above, Investment
                Employees will generally be given clearance to execute the following transactions:
                    o   Purchase or sale of up to $50,000 of securities of the
                        top 200 issuers on the Russell list of largest publicly
                        traded companies.

                    o   Purchase or sale of up to the greater of 100 shares or
                        $10,000 of securities ranked 201 to 500 on the Russell
                        list of largest publicly traded companies.
                The Investment Employee is limited to two such trades in the securities of any one issuer in any calendar month.

EXEMPTIONS      Preclearance is not required for the following transactions:
FROM
REQUIREMENT TO  o  Purchases or sales of Exempt Securities (direct
PRECLEAR           obligations of the government of the United States; high
                   quality short-term debt instruments; bankers' acceptances;
                   CDs; commercial paper; repurchase agreements; and securities issued by open-end investment companies);

                o  Purchases or sales of non-affiliated closed-end investment companies; non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures, index futures and index securities;

                o  Purchases or sales effected in any account over which an employee has no direct or indirect control over the
                   investment decision making process (e.g., discretionary
                   trading accounts). Discretionary trading accounts may only be maintained, without being subject to preclearance procedures, when the Manager of Corporate Compliance, after a thorough review, is satisfied that the account is truly discretionary;

                o  Transactions that are non-volitional on the part of
                   an employee (such as stock dividends);

                o  The sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human
                   Resources Department (for which the Human Resources
                   Department will forward information to the Manager of
                   Corporate Compliance);

                o  Changes to elections in the Mellon 401(k) plan;

                o  Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;

                o  Sales of rights acquired from an issuer, as described
                   above; and/or

                o  Sales effected pursuant to a bona fide tender offer.

GIFTING OF      Investment Employees desiring to make a bona fide gift of
SECURITIES      securities or who receive a bona fide gift of securities do not need to preclear the transaction. However, Investment
                Employees must report such bona fide gifts to the Manager of
                Corporate Compliance. The report must be made within 10 days of making or receiving the gift and must disclose the following information: the name of the person receiving (giving) the gift, the date of the transaction, and the name of the broker through which the transaction was effected. A bona fide gift is one where the donor does not receive anything of monetary value in return. An Investment Employee who purchases a security with the intention of making a gift must preclear the purchase
                transaction.

DRIPS, DPPS     Certain companies with publicly traded securities establish:
AND AIPS
                o  Dividend Reinvestment Plans (DRIPs) - These permit
                   shareholders to have their dividend payments channeled to the purchase of additional shares of such company's stock. An
                   additional benefit offered to DRIP participants is the right to buy additional shares by sending in a check before the
                   dividend reinvestment date ("optional cash purchases").

                o  Direct Purchase Plans (DPPs) - These allow purchasers to buy stock by sending a check directly to the issuer, without
                   using a broker.

                o  Automatic Investment Plans (AIPs) - These allow purchasers to set up a plan whereby a fixed amount of money is
                   automatically deducted from their checking account each month and used to purchase stock directly from the issuer.

                Participation in a DRIP, DPP or AIP is voluntary.

                Investment Employees who enroll in a DRIP or AIP are not
                required to preclear enrollment, the periodic reinvestment of dividend payments into additional shares of company stock
                through a DRIP, or the periodic investments through an AIP.

                Investment Employees must preclear all optional cash purchases through a DRIP and all purchases through a DPP. Investment
                Employees must also preclear all sales through a DRIP, DPP or
                AIP.

STATEMENT OF    Within ten days of receiving this Policy and on an annual
SECURITIES      basis thereafter, all Investment Employees must submit to
ACCOUNTS AND    the Manager of Corporate Compliance:
HOLDINGS
                o  a listing of all securities trading accounts in which
                   the employee has a beneficial interest.

                o  a statement of all securities in which they presently have any direct or indirect beneficial ownership other than Exempt
                   Securities, as defined in the Glossary.

                The annual report must be completed upon the request of
                Corporate Compliance, and the information submitted must be current within 30 days of the date the report is submitted. The annual statement of securities holdings contains an
                acknowledgment that the Investment Employee has read and
                complied with this Policy.

RESTRICTED LIST Each Preclearance Compliance Officer will maintain a list
                (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for
                Investment Employees in their area. From time to time, such trading restrictions may be appropriate to protect Mellon and its Investment Employees from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company.
                Nevertheless, the contents of the Restricted List will be
                treated as confidential information in order to avoid
                unwarranted inferences.

                The Preclearance Compliance Officer will retain copies of the restricted lists for five years.

CONFIDENTIAL    The Manager of Corporate Compliance and/or Preclearance
TREATMENT       Compliance Officer will use his or her best efforts to
                assure that all requests for preclearance, all personal
                securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies, and by other parties within and outside
                Mellon as are necessary to evaluate compliance with or sanctions under this Policy. Documents received from Investment Employees are also available for inspection by the boards of directors of
                40-Act entities and by the boards of directors (or trustees or managing general partners, as applicable) of the investment companies managed or administered by 40-Act entities.
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RESTRICTIONS    Investment Employees who engage in transactions involving
ON              Mellon securities should be aware of their unique
TRANSACTIONS    responsibilities with respect to such transactions arising
IN MELLON       from the employment relationship and should be sensitive to
SECURITIES      even the appearance of impropriety.

                The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee could be presumed to exercise influence or control (see provisions under "Beneficial Ownership" below for a more complete
                discussion of the accounts to which these restrictions apply).
                These restrictions are to be followed in addition to any
                restrictions that apply to particular officers or directors
                (such as restrictions under Section 16 of the Securities
                Exchange Act of 1934). o Short Sales - Short sales of Mellon securities by employees are prohibited.

                o  Short Term Trading - Investment Employees are prohibited from purchasing and selling, or from selling and purchasing Mellon securities within any 60 calendar day period. In addition to any other sanction, any profits realized on such short term trades must be disgorged in accordance with procedures
                   established by senior management.

                o  Margin Transactions - Purchases on margin of Mellon's
                   publicly traded securities by employees is prohibited.
                   Margining Mellon securities in connection with a cashless
                   exercise of an employee stock option through the Human
                   Resources Department is exempt from this restriction.
                   Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by
                   Mellon.

                o  Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under
                   Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

                o  Major Mellon Events - Employees who have knowledge of major
                   Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee
                   believes the event does not constitute material nonpublic
                   information.

                o  Mellon Blackout Period - Employees are prohibited from buying or selling Mellon's publicly traded securities during a
                   blackout period. The blackout period begins the 16th day of the last month of each calendar quarter and ends 3 business days after Mellon Financial Corporation publicly announces the financial results for that quarter. Thus, the blackout periods begin on March 16, June 16, September 16 and December
                   16. The end of the blackout period is determined by counting business days only, and the day of the earnings announcement is day 1. The blackout period ends at the end of day 3, and employees can trade Mellon securities on day 4.

MELLON 401(K)   For purposes of the blackout period and the short term
PLAN            trading rule, employees' changing their existing account
                balance allocation to increase or decrease the amount allocated to Mellon Common Stock will be treated as a purchase or sale of
                Mellon Stock, respectively. This means:

                o  Employees are prohibited from increasing or decreasing their existing account balance allocation to Mellon Common Stock during the blackout period.

                o  Employees are prohibited from increasing their existing account balance allocation to Mellon Common Stock and then decreasing it within 60 days. Similarly, employees are
                   prohibited from decreasing their existing account balance
                   allocation to Mellon Common Stock and then increasing it
                   within 60 days. However:

                      - with respect to Investment Employees, any profits
                        realized on short term changes in the 401(k) will not
                        have to be disgorged.

                      - changes to existing account balance allocations in the
                        401(k) plan will not be compared to transactions in
                        Mellon securities outside the 401(k) for purposes of the
                        60-day rule. (Note: this does not apply to members of
                        the Executive Management Group, who should consult with
                        the Legal Department.)

                Except for the above there are no other restrictions applicable to the 401(k) plan. This means, for example:

                o  Employees are not required to preclear any elections or changes made in their 401(k) account.

                o  There is no restriction on employees' changing their salary deferral contribution percentages with regard to either the blackout period or the 60-day rule.

                o  The regular salary deferral contribution to Mellon Common
                   Stock in the 401(k) that takes place with each pay will not be considered a purchase for the purposes of either the
                   blackout or the 60-day rule.

MELLON          Receipt - Your receipt of an employee stock option from
EMPLOYEE STOCK  Mellon is not deemed to be a purchase of a security.
OPTIONS         Therefore, it is exempt from preclearance and reporting
                requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day
                prohibition.

                Exercises - The exercise of an employee stock option that
                results in your holding the shares is exempt from preclearance and reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the
                60-day prohibition.

                "Cashless" Exercises - The exercise of an employee stock option which is part of a "cashless exercise" or "netting of shares"
                that is administered by the Human Resources Department or Chase
                Mellon Shareholder Services is exempt from the preclearance and reporting requirements and will not constitute a purchase or a sale for purposes of the 60-day prohibition. A "cashless
                exercise" or "netting of shares" transaction is permitted during the blackout period for ShareSuccess plan options only. They are not permitted during the blackout period for any other plan options.

                Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little time has elapsed between the option exercise and the sale). Thus, such sales are subject to the preclearance and reporting
                requirements, are prohibited during the blackout period and constitute sales for purposes of the 60-day prohibition.

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RESTRICTIONS    Purchases or sales by an employee of the securities of
ON              issuers with which Mellon does business, or other third
TRANSACTIONS    party issuers, could result in liability on the part of
IN OTHER        such employee. Employees should be sensitive to even the
SECURITIES      appearance of impropriety in connection with their personal securities transactions. Employees should refer to
                "Beneficial Ownership" below, which is applicable to the
                following restrictions.

                The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such
                restrictions in addition to the restrictions and reporting requirements set forth below.

                The following restrictions apply to all securities transactions by employees:

                o  Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees'
                   transactions for their own or related accounts.

                o  Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed
                   excessive or in trading that could interfere with an
                   employee's job responsibilities.

                o  Front Running - Employees may not engage in "front running,"
                   that is, the purchase or sale of securities for their own
                   accounts on the basis of their knowledge of Mellon's trading positions or plans.

                o  Initial Public Offerings - Investment Employees are
                   prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without the approval of the Manager of Corporate Compliance. Approval can be given only when the allocation comes through an
                   employee of the issuer who is a direct family relation of the
                   Investment Employee. Due to NASD rules, this approval may not be available to employees of registered broker/dealers.

                o  Material Nonpublic Information - Employees possessing
                   material nonpublic information regarding any issuer of
                   securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

                o  Private Placements - Investment Employees are prohibited from acquiring any security in a private placement unless they
                   obtain the prior written approval of the Manager of Corporate
                   Compliance, the designated Preclearance Compliance Officer and the Investment Employee's department head. Approval must be given by all three persons for the acquisition to be
                   considered approved. After receipt of the necessary approvals and the acquisition, Investment Employees are required to
                   disclose that investment if they participate in any
                   subsequent consideration of credit for the issuer, or of an investment in the issuer for an advised account. Final
                   decision to acquire such securities for an advised account will be subject to independent review.

                o  Scalping - Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading
                   positions or plans.

                o  Short Term Trading - All Employees are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period. With respect to Investment Employees, any profits
                   realized on such short term trades must be disgorged in
                   accordance with procedures established by senior management.
                   Exception: securities may be sold pursuant to a bona fide
                   tender offer without disgorgement under the 60-day rule.

PROHIBITION ON  You are prohibited from acquiring any security issued by a
INVESTMENTS IN  financial services organization if you are:
SECURITIES OF
FINANCIAL       o a member of the Mellon Senior Management Committee.
SERVICES
ORGANIZATIONS   o employed in any of the following departments:

                  -   Corporate Strategy & Development
                  -   Legal (Pittsburgh only)
                  -   Finance (Pittsburgh only)

                o  an employee specifically designated by the Manager of
                   Corporate Compliance and informed that this prohibition is applicable to you.

                Financial Services Organizations - The term "security issued by a financial services organization" includes any security issued by:
                   -Commercial Banks other         -    Thrifts
                    than Mellon                    -    Savings and Loan
                   -Bank Holding Companies              Associations
                    other than Mellon              -    Broker/Dealers
                   -Insurance Companies            -    Transfer Agents
                   -Investment Advisory            -    Other Depository
                    Companies                           Institutions
                   -Shareholder Servicing
                    Companies

                The term "securities issued by a financial services
                organization" DOES NOT INCLUDE securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial
                services organization, subsidiaries and parent companies are treated as separate issuers.

                Effective Date - Securities of financial services organizations properly acquired before the employee's becoming subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with this policy.

                Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend reinvestment program (DRIP), or through an automatic investment plan (AIP)
                are not subject to this prohibition, provided the employee's election to participate in the DRIP or AIP predates the date of the employee's becoming subject to this prohibition. Optional cash purchases through a DRIP or direct purchase plan (DPP) are subject to this prohibition.

                Securities acquired in any account over which an employee has no direct or indirect control over the investment decision making process (e.g. discretionary trading accounts) are not subject to this prohibition.

                Within 30 days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate Compliance.

BENEFICIAL      The provisions of the Policy apply to transactions in the
OWNERSHIP       employee's own name and to all other accounts over which
                the employee could be presumed to exercise influence or
                control, including:

                o  accounts of a spouse, minor children or relatives to
                   whom substantial support is contributed;

                o  accounts of any other member of the employee's
                   household (e.g., a relative living in the same home);

                o  trust or other accounts for which the employee acts
                   as trustee or otherwise exercises any type of guidance
                   or influence;

                o  corporate accounts controlled, directly or
                   indirectly, by the employee;

                o  arrangements similar to trust accounts that are
                   established for bona fide financial purposes and benefit
                   the employee; and

                o  any other account for which the employee is the beneficial owner (see Glossary for a more complete legal definition of
                   "beneficial owner").

NON-MELLON      The provisions discussed above do not apply to transactions
EMPLOYEE        done under a bona fide employee benefit plan administered
BENEFIT PLANS   by an organization not affiliated with Mellon and by an
                employee of that organization who shares beneficial interest with a Mellon employee, and in the securities of the employing organization. This means if a Mellon employee's spouse is
                employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the employer's securities done by the spouse as part of the spouse's employee benefit plan.

                The Securities Trading Policy does not apply in such a
                situation. Rather, the other organization is relied upon to provide adequate supervision with respect to conflicts of
                interest and compliance with securities laws.

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PROTECTING      As an employee you may receive information about Mellon,
CONFIDENTIAL    its customers and other parties that, for various reasons,
INFORMATION     should be treated as confidential.  All employees are
                expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Mellon Code of Conduct.

INSIDER         Federal securities laws generally prohibit the trading of
TRADING AND     securities while in possession of "material nonpublic"
TIPPING         information regarding the issuer of those securities
                (insider trading). Any person who passes along material
LEGAL           nonpublic information upon which a trade is based (tipping)
PROHIBITIONS    may also be liable.

                Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in
                deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be
                material include:

                o  a proposal or agreement for a merger, acquisition or
                   divestiture, or for the sale or purchase of substantial
                   assets;

                o  tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;

                o  dividend declarations or changes;

                o  extraordinary borrowings or liquidity problems;

                o  defaults under agreements or actions by creditors,
                   customers or suppliers relating to a company's credit
                   standing;

                o  earnings and other financial information, such as
                   large or unusual write-offs, write-downs, profits or
                   losses;

                o  pending discoveries or developments, such as new
                   products, sources of materials, patents, processes,
                   inventions or discoveries of mineral deposits;

                o  a proposal or agreement concerning a financial
                   restructuring;

                o  a proposal to issue or redeem securities, or a
                   development with respect to a pending issuance or
                   redemption of securities;

                o  a significant expansion or contraction of operations;

                o  information about major contracts or increases or
                   decreases in orders;

                o  the institution of, or a development in, litigation
                   or a regulatory proceeding;

                o  developments regarding a company's senior management;

                o  information about a company received from a director
                   of that company; and

                o  information regarding a company's possible
                   noncompliance with environmental protection laws.

                This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                "Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                If you obtain material non-public information you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the
                information. While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would
                information that is easily understood by the average investor.

MELLON'S        Employees who possess material nonpublic information
POLICY          about a company--whether that company is Mellon, another Mellon entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own
                accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic
                information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

                Employees managing the work of consultants and temporary
                employees who have access to the types of confidential
                information described in this Policy are responsible for
                ensuring that consultants and temporary employees are aware of
                Mellon's policy and the consequences of noncompliance.

                Questions regarding Mellon's policy on material nonpublic
                information, or specific information that might be subject to it, should be referred to the General Counsel.

RESTRICTIONS    As a diversified financial services organization, Mellon
ON THE FLOW OF  faces unique challenges in complying with the prohibitions
INFORMATION     on insider trading and tipping of material non-public
WITHIN MELLON   information, and misuse of confidential information. This
(THE "CHINESE   is because one Mellon unit might have material nonpublic
WALL")          information about a company while other Mellon units may
                have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's
                fiduciary duties, Mellon has established a "Chinese Wall" policy applicable to all employees. The "Chinese Wall" separates the
                Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider Functions) from the
                Mellon units or individuals that either trade in securities--for
                Mellon's account or for the accounts of others--or provide investment advice (Investment Functions). Employees should refer to CPP 903-2(C) The Chinese Wall.

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SPECIAL         Certain Portfolio Managers and Research Analysts in the
PROCEDURES FOR  fiduciary businesses have been designated as Access
ACCESS          Decision Makers and are subject to additional procedures
DECISION MAKERS which are discussed in a separate edition of the Securities
                Trading Policy. If you have reason to believe that you may be an
                Access Decision Maker, contact your supervisor, designated
                Preclearance Compliance Officer or the Manager of Corporate
                Compliance.

PERSONAL SECURITIES TRADING PRACTICES

SECTION THREE - APPLICABLE TO OTHER EMPLOYEES

CONTENTS
                                                                          Page

PERSONAL SECURITIES TRADING PRACTICES

     SECTION THREE - APPLICABLE TO OTHER EMPLOYEES

                      Financial Services Organizations

QUICK REFERENCE - OTHER EMPLOYEES

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SOME THINGS YOU   o  If you buy or sell Mellon Financial
MUST DO              Corporation securities you must provide a report
                     of the trade and a copy of the broker confirmation within
                     10 days of transaction to the Manager of Corporate
                     Compliance, AIM 151-4340. This does not apply to the
                     exercise of employee stock options, or changes in elections under Mellon's 401(k) Retirement Savings Plan.

                  o  If you want to purchase any security in a Private Placement you must first obtain the approval of your
                     Department/Entity head and the Manager of Corporate
                     Compliance. Contact the Manager of Corporate Compliance at
                     412-234-0810.

                  o  Acquisition of securities through an allocation by the
                     underwriter of an Initial Public Offering (IPO) is
                     prohibited without the approval of the Manager of Corporate
                     Compliance. Approval can be given only when the allocation is the result of a direct family relationship.

                  o  For Employees who are subject to the prohibition on new investments in financial services organizations (certain
                     employees only - see page 38), broker must send directly to
                     MANAGER OF CORPORATE COMPLIANCE, MELLON BANK, PO BOX 3130,
                     PITTSBURGH, PA 15230-3130:
                         o  Broker trade confirmations summarizing each
                            transaction
                         o  Periodic statements
                     Exhibit A can be used to notify your broker of all accounts for which your broker will be responsible for sending
                     duplicate confirmations and statements.

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SOME THINGS YOU   Mellon Securities - The following transactions in
MUST NOT DO       Mellon securities are prohibited for all Mellon
                  employees:
                  o     Short sales
                  o     Purchasing and selling or selling and
                        purchasing within 60 days
                  o     Purchasing or selling during a blackout period
                  o     Margin purchases or options other than
                        employee options.

                  Non-Mellon Securities
                  o     New investments in financial services organizations
                        (certain employees only - see page 38.)

                  Other restrictions are detailed throughout Section
                  Three.  Read the Policy!
                          ===============

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QUESTIONS?        (412) 234-1661
-----------------------------------------------------------------------

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.

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STANDARDS OF     Every Other Employee must follow these procedures or risk
CONDUCT FOR      serious sanctions, including dismissal. If you have any
OTHER EMPLOYEES  questions about these procedures you should consult the
                 Manager of Corporate Compliance. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

CONFLICT OF     No employee may engage in or recommend any securities
INTEREST        transaction that places, or appears to place, his or her
                own interests above those of any customer to whom financial services are rendered, including mutual funds and managed
                accounts, or above the interests of Mellon.

MATERIAL        No employee may engage in or recommend a securities
NONPUBLIC       transaction, for his or her own benefit or for the benefit
INFORMATION     of others, including Mellon or its customers, while in
                possession of material nonpublic information regarding such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

BROKERS         Trading Accounts - All employees are encouraged to conduct their personal investing through a Mellon affiliate brokerage account.

PERSONAL        Other Employees must report in writing to the Manager of
SECURITIES      Corporate Compliance within ten calendar days whenever they
TRANSACTIONS    purchase or sell Mellon securities. Purchases and sales
REPORTS         include optional cash purchases under Mellon's Dividend
                Reinvestment and Common Stock Purchase Plan (the "Mellon
                DRIP").

                It should be noted that the reinvestment of dividends under the
                DRIP, changes in elections under Mellon's 401(k) Retirement
                Savings Plan, the receipt of stock under Mellon's Restricted
                Stock Award Plan, and the receipt or exercise of options under
                Mellon's employee stock option plans are not considered
                purchases or sales for the purpose of this reporting
                requirement.

BROKERAGE       Certain Other Employees are subject to the restriction on
ACCOUNT         investments in financial services organizations and are
STATEMENTS      required to instruct their brokers to send statements
                directly to Corporate Compliance.  See page 38.

                An example of an instruction letter to a broker is contained in
                Exhibit A.

CONFIDENTIAL    The Manager of Corporate Compliance will use his or her
TREATMENT       best efforts to assure that all personal securities
                transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under this
                Policy.

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RESTRICTIONS    Employees who engage in transactions involving Mellon
ON              securities should be aware of their unique responsibilities
TRANSACTIONS    with respect to such transactions arising from the
IN MELLON       employment relationship and should be sensitive to even the
SECURITIES      appearance of impropriety.

                The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee could be expected to exercise influence or control (see provisions under "Beneficial Ownership" below for a more complete
                discussion of the accounts to which these restrictions apply).
                These restrictions are to be followed in addition to any
                restrictions that apply to particular officers or directors
                (such as restrictions under Section 16 of the Securities
                Exchange Act of 1934). o Short Sales - Short sales of Mellon securities by employees are prohibited.

                o  Short Term Trading - Employees are prohibited from purchasing and selling, or from selling and purchasing Mellon securities within any 60 calendar day period.

                o  Margin Transactions - Purchases on margin of Mellon's
                   publicly traded securities by employees is prohibited.
                   Margining Mellon securities in connection with a cashless
                   exercise of an employee stock option through the Human
                   Resources Department is exempt from this restriction.
                   Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by
                   Mellon.

                o  Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under
                   Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

                o  Major Mellon Events - Employees who have knowledge of major
                   Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee
                   believes the event does not constitute material nonpublic
                   information.

                o  Mellon Blackout Period - Employees are prohibited from buying or selling Mellon's publicly traded securities during a
                   blackout period. The blackout period begins the 16th day of the last month of each calendar quarter and ends 3 business days after Mellon Financial Corporation publicly announces the financial results for that quarter. Thus, the blackout periods begin on March 16, June 16, September 16 and December
                   16. The end of the blackout period is determined by counting business days only, and the day of the earnings announcement is day 1. The blackout period ends at the end of day 3, and employees can trade Mellon securities on day 4.

MELLON 401(K)   For purposes of the blackout period and the short term
PLAN            trading rule, employees' changing their existing account
                balance allocation to increase or decrease the amount allocated to Mellon Common Stock will be treated as a purchase or sale of
                Mellon Stock, respectively. This means:

                o  Employees are prohibited from increasing or decreasing their existing account balance allocation to Mellon Common Stock during the blackout period.

                o  Employees are prohibited from increasing their existing account balance allocation to Mellon Common Stock and then decreasing it within 60 days. Similarly, employees are
                   prohibited from decreasing their existing account balance
                   allocation to Mellon Common Stock and then increasing it
                   within 60 days. However, changes to existing account balance allocations in the 401(k) plan will not be compared to
                   transactions in Mellon securities outside the 401(k) for
                   purposes of the 60-day rule. (Note: this does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

                Except for the above there are no other restrictions applicable to the 401(k) plan. This means, for example:

                o  There is no restriction on employees' changing their salary deferral contribution percentages with regard to either the blackout period or the 60-day rule.

                o  The regular salary deferral contribution to Mellon Common
                   Stock in the 401(k) that takes place with each pay will not be considered a purchase for the purposes of either the
                   blackout or the 60-day rule.

MELLON          Receipt - Your receipt of an employee stock option from
EMPLOYEE STOCK  Mellon is not deemed to be a purchase of a security.
OPTIONS         Therefore, it is exempt from reporting requirements, can
                take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                Exercises - The exercise of an employee stock option that
                results in your holding the shares is exempt from reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day
                prohibition.

                "Cashless" Exercises - The exercise of an employee stock option which is part of a "cashless exercise" or "netting of shares"
                that is administered by the Human Resources Department or Chase
                Mellon Shareholder Services is exempt from the preclearance and reporting requirements and will not constitute a purchase or a sale for purposes of the 60-day prohibition. A "cashless
                exercise" or "netting of shares" transaction is permitted during the blackout period for ShareSuccess plan options only. They are not permitted during the blackout period for any other plan options.

                Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little time has elapsed between the option exercise and the sale). Thus, such sales are subject to the reporting requirements, are prohibited during the blackout period and constitute sales for purposes of the 60-day prohibition.

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RESTRICTIONS    Purchases or sales by an employee of the securities of
ON              issuers with which Mellon does business, or other third
TRANSACTIONS    party issuers, could result in liability on the part of
IN OTHER        such employee. Employees should be sensitive to even the
SECURITIES      appearance of impropriety in connection with their personal securities transactions. Employees should refer to
                "Beneficial Ownership" below, which is applicable to the
                following restrictions.

                The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such
                restrictions in addition to the restrictions and reporting requirements set forth below.

                The following restrictions apply to all securities
                transactions by employees:

                o  Credit, Consulting or Advisory Relationship - Employees may
                   not buy or sell securities of a company if they are
                   considering granting, renewing, modifying or denying any
                   credit facility to that company, acting as a benefits
                   consultant to that company, or acting as an adviser to that company with respect to the company's own securities. In
                   addition, lending employees who have assigned
                   responsibilities in a specific industry group are not
                   permitted to trade securities in that industry. This
                   prohibition does not apply to transactions in open end mutual funds.

                o  Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees'
                   transactions for their own or related accounts.

                o  Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed
                   excessive or in trading that could interfere with an
                   employee's job responsibilities.

                o  Front Running - Employees may not engage in "front running,"
                   that is, the purchase or sale of securities for their own
                   accounts on the basis of their knowledge of Mellon's trading positions or plans.

                o  Initial Public Offerings - Other Employees are prohibited from acquiring securities through an allocation by the
                   underwriter of an Initial Public Offering (IPO) without the approval of the Manager of Corporate Compliance. Approval can
                   be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Other
                   Employee. Due to NASD rules, this approval may not be
                   available to employees of registered broker/dealers.

                o  Material Nonpublic Information - Employees possessing
                   material nonpublic information regarding any issuer of
                   securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

                o  Private Placements - Other Employees are prohibited from acquiring any security in a private placement unless they
                   obtain the prior written approval of the Manager of Corporate
                   Compliance and the employee's department head. Approval must be given by both persons for the acquisition to be considered approved. After receipt of the necessary approvals and the acquisition, employees are required to disclose that
                   investment if they participate in any subsequent
                   consideration of credit for the issuer, or of an investment in the issuer for an advised account. Final decision to
                   acquire such securities for an advised account will be
                   subject to independent review.

                o  Scalping - Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading
                   positions or plans.

                o  Short Term Trading - Employees are discouraged from
                   purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period.

PROHIBITION ON You are prohibited from acquiring any security issued by a
INVESTMENTS IN financial services organization if you are:
SECURITIES OF
FINANCIAL       o a member of the Mellon Senior Management Committee.
SERVICES
ORGANIZATIONS   o employed in any of the following departments:

                    - Corporate Strategy & Development
                    - Legal (Pittsburgh only)
                    - Finance (Pittsburgh only)

                o  an employee specifically designated by the Manager of
                   Corporate Compliance and informed that this prohibition is applicable to you.

                Brokerage Accounts - All employees subject to this restriction on investments in financial services organizations are required to instruct their brokers to submit directly to the Manager of
                Corporate Compliance copies of all trade confirmations and statements relating to each account of which they are a
                beneficial owner regardless of what, if any, securities are maintained in such accounts. Thus, for example, even if the brokerage account has no reportable securities traded in it, the employee maintaining such an account must arrange for duplicate account statements and trade confirmations to be sent by the broker to the Manager of Corporate Compliance. An example of an instruction letter to a broker is contained in Exhibit A.

                Financial Services Organizations - The term "security issued by a financial services organization" includes any security issued by:

                  - Commercial Banks other         -  Thrifts
                    than Mellon                    -  Savings and Loan
                  - Bank Holding Companies            Associations
                    other than Mellon              -  Broker/Dealers
                  - Insurance Companies            -  Transfer Agents
                  - Investment Advisory            -  Other Depository
                    Companies                         Institutions
                  - Shareholder Servicing
                    Companies

                The term "securities issued by a financial services
                organization" DOES NOT INCLUDE securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial
                services organization, subsidiaries and parent companies are treated as separate issuers.

                Effective Date - Securities of financial services organizations properly acquired before the employee's becoming subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with this policy.

                Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend reinvestment program (DRIP), or through an automatic investment plan (AIP)
                are not subject to this prohibition, provided the employee's election to participate in the DRIP or AIP predates the date of the employee's becoming subject to this prohibition. Optional cash purchases through a DRIP or direct purchase plan (DPP) are subject to this prohibition.

                Securities acquired in any account over which an employee has no direct or indirect control over the investment decision making process (e.g. discretionary trading accounts) are not subject to this prohibition.

                Within 30 days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate Compliance.

BENEFICIAL      The provisions of the Policy apply to transactions in the
OWNERSHIP       employee's own name and to all other accounts over which
                the employee could be presumed to exercise influence or
                control, including:

                o  accounts of a spouse, minor children or relatives to
                   whom substantial support is contributed;

                o  accounts of any other member of the employee's
                   household (e.g., a relative living in the same home);

                o  trust or other accounts for which the employee acts
                   as trustee or otherwise exercises any type of guidance
                   or influence;

                o  corporate accounts controlled, directly or
                   indirectly, by the employee;

                o  arrangements similar to trust accounts that are
                   established for bona fide financial purposes and benefit
                   the employee; and

                o  any other account for which the employee is the beneficial owner (see Glossary for a more complete legal definition of
                   "beneficial owner").

NON-MELLON     The provisions discussed above do not apply to transactions
EMPLOYEE       done under a bona fide employee benefit plan administered
BENEFIT PLANS  by an organization not affiliated with Mellon and by an employee of that organization who shares beneficial interest with a Mellon employee, and in the securities of the employing organization. This means if a Mellon employee's spouse is
               employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the employer's securities done by the spouse as part of the spouse's employee benefit plan.

                The Securities Trading Policy does not apply in such a
                situation. Rather, the other organization is relied upon to provide adequate supervision with respect to conflicts of
                interest and compliance with securities laws.
-----------------------------------------------------------------------------
PROTECTING      As an employee you may receive information about Mellon,
CONFIDENTIAL    its customers and other parties that, for various reasons,
INFORMATION     should be treated as confidential.  All employees are
                expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Mellon Code of Conduct.

INSIDER         Federal securities laws generally prohibit the trading of
TRADING AND     securities while in possession of "material nonpublic"
TIPPING         information regarding the issuer of those securities
                (insider trading). Any person who passes along material
LEGAL           nonpublic information upon which a trade is based (tipping)
PROHIBITIONS    may also be liable.

                Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in
                deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be
                material include:

                o  a proposal or agreement for a merger, acquisition or
                   divestiture, or for the sale or purchase of substantial
                   assets;

                o  tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;

                o  dividend declarations or changes;

                o  extraordinary borrowings or liquidity problems;

                o  defaults under agreements or actions by creditors,
                   customers or suppliers relating to a company's credit
                   standing;

                o  earnings and other financial information, such as
                   large or unusual write-offs, write-downs, profits or
                   losses;

                o  pending discoveries or developments, such as new
                   products, sources of materials, patents, processes,
                   inventions or discoveries of mineral deposits;

                o  a proposal or agreement concerning a financial
                   restructuring;

                o  a proposal to issue or redeem securities, or a
                   development with respect to a pending issuance or
                   redemption of securities;

                o  a significant expansion or contraction of operations;

                o  information about major contracts or increases or
                   decreases in orders;

                o  the institution of, or a development in, litigation
                   or a regulatory proceeding;

                o  developments regarding a company's senior management;

                o  information about a company received from a director
                   of that company; and

                o  information regarding a company's possible
                   noncompliance with environmental protection laws.

                This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                "Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                If you obtain material non-public information you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the
                information. While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would
                information that is easily understood by the average investor.

MELLON'S POLICY Employees who possess material nonpublic information about a company--whether that company is Mellon, another Mellon entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own
                accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic
                information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

                Employees managing the work of consultants and temporary
                employees who have access to the types of confidential
                information described in this Policy are responsible for
                ensuring that consultants and temporary employees are aware of
                Mellon's policy and the consequences of noncompliance.

                Questions regarding Mellon's policy on material nonpublic
                information, or specific information that might be subject to it, should be referred to the General Counsel.

RESTRICTIONS    As a diversified financial services organization, Mellon
ON THE FLOW OF  faces unique challenges in complying with the prohibitions
INFORMATION     on insider trading and tipping of material non-public
WITHIN MELLON   information, and misuse of confidential information. This
(THE "CHINESE   is because one Mellon unit might have material nonpublic
WALL")          information about a company while other Mellon units may
                have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's
                fiduciary duties, Mellon has established a "Chinese Wall" policy applicable to all employees. The "Chinese Wall" separates the
                Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider Functions) from the
                Mellon units or individuals that either trade in securities--for
                Mellon's account or for the accounts of others--or provide investment advice (Investment Functions). Employees should refer to CPP 903-2(C) The Chinese Wall.

-----------------------------------------------------------------------------
GLOSSARY

DEFINITIONS     o  40-ACT ENTITY - A Mellon entity registered under the
                   Investment Company Act and/or the Investment Advisers Act of
                   1940

                o  ACCESS DECISION MAKER - A person designated as such by the
                   Investment Ethics Committee. Generally, this will be
                   portfolio managers and research analysts who make
                   recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for investment companies and other managed
                   accounts. See further details in the Access Decision Maker edition of the Policy.

                o  ACCESS PERSON - As defined by Rule 17j-1 under the Investment
                   Company Act of 1940, "access person" means:
                    (A) With respect to a registered investment company or an
                        investment adviser thereof, any director, officer,
                        general partner, or advisory person (see definition
                        below), of such investment company or investment
                        adviser;
                    (B) With respect to a principal underwriter, any
                        director, officer, or general partner of such
                        principal underwriter who in the ordinary course of
                        his business makes, participates in or obtains
                        information regarding the purchase or sale of
                        securities for the registered investment company
                        for which the principal underwriter so acts, or
                        whose functions or duties as part of the ordinary
                        course of his business relate to the making of any
                        recommendations to such investment company
                        regarding the purchase or sale of securities.
                    (C) Notwithstanding the provisions of paragraph (A)
                        hereinabove, where the investment adviser is
                        primarily engaged in a business or businesses other
                        than advising registered investment companies or
                        other advisory clients, the term "access person"
                        shall mean:  any director, officer, general
                        partner, or advisory person of the investment
                        adviser who, with respect to any registered
                        investment company, makes any recommendations,
                        participates in the determination of which
                        recommendation shall be made, or whose principal
                        function or duties relate to the determination of
                        which recommendation will be made, to any such
                        investment company; or who, in connection with his
                        duties, obtains any information concerning
                        securities recommendations being made by such
                        investment adviser to any registered investment
                        company.
                    (D) An investment adviser is "primarily engaged in a
                        business or businesses other than advising
                        registered investment companies or other advisory
                        clients" when, for each of its most recent three
                        fiscal years or for the period of time since its
                        organization, whichever is less, the investment
                        adviser derived, on an unconsolidated basis, more
                        than 50 percent of (i) its total sales and
                        revenues, and (ii) its income (or loss) before
                        income taxes and extraordinary items, from such
                        other business or businesses.

         o     ADVISORY PERSON of a registered investment company or
               an investment adviser thereof means:
                    (A) Any employee of such company or investment adviser (or any company in a control relationship to such investment
                        company or investment adviser) who, in connection with
                        his regular functions or duties, makes, participates in,
                        or obtains information regarding the purchase or sale of
                        a security by a registered investment company, or whose
                        functions relate to the making of any recommendation
                        with respect to such purchases or sales; and
                    (B) Any natural person in a control relationship to such
                        company or investment adviser who obtains information
                        concerning recommendations made to such company with
                        regard to the purchase or sale of a security.

                o  APPROVAL - written consent or written notice of
                   non-objection.

                o  BENEFICIAL OWNERSHIP - The definition that follows conforms to interpretations of the Securities and Exchange Commission on this matter. Because a determination of beneficial
                   ownership requires a detailed analysis of personal financial circumstances that are subject to change, Corporate
                   Compliance ordinarily will not advise employees on this
                   definition. It is the responsibility of each employee to read the definition and based on that definition, determine
                   whether he/she is the beneficial owner of an account. If the employee determines that he/she is not a beneficial owner of an account and Corporate Compliance becomes aware of the
                   existence of the account, the employee will be responsible for justifying his/her determination.

                   Securities owned of record or held in the employee's name are generally considered to be beneficially owned by the
                   employee.

                   Securities held in the name of any other person are deemed to be beneficially owned by the employee if by reason of any
                   contract, understanding, relationship, agreement or other
                   arrangement, the employee obtains therefrom benefits
                   substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such
                   securities. Beneficial ownership includes securities held by others for the employee's benefit (regardless of record
                   ownership), e.g., securities held for the employee or members of the employee's immediate family, defined below, by agents, custodians, brokers, trustees, executors or other
                   administrators; securities owned by the employee, but which have not been transferred into the employee's name on the
                   books of the company; securities which the employee has
                   pledged; or securities owned by a corporation that should be regarded as the employee's personal holding corporation. As a natural person, beneficial ownership is deemed to include
                   securities held in the name or for the benefit of the
                   employee's immediate family, which includes the employee's spouse, the employee's minor children and stepchildren and the employee's relatives or the relatives of the employee's spouse who are sharing the employee's home, unless because of countervailing circumstances, the employee does not enjoy
                   benefits substantially equivalent to those of ownership.
                   Benefits substantially equivalent to ownership include, for example, application of the income derived from such
                   securities to maintain a common home, meeting expenses that such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the
                   purchase, sale or voting of such securities. An employee is also deemed the beneficial owner of securities held in the name of some other person, even though the employee does not obtain benefits of ownership, if the employee can vest or
                   revest title in himself at once, or at some future time.

                   In addition, a person will be deemed the beneficial owner of a security if he has the right to acquire beneficial
                   ownership of such security at any time (within 60 days)
                   including but not limited to any right to acquire: (1)
                   through the exercise of any option, warrant or right; (2)
                   through the conversion of a security; or (3) pursuant to the power to revoke a trust, discretionary account or similar
                   arrangement.

                   With respect to ownership of securities held in trust,
                   beneficial ownership includes ownership of securities as a trustee in instances where either the employee as trustee or a member of the employee's "immediate family" has a vested interest in the income or corpus of the trust, the ownership by the employee of a vested beneficial interest in the trust and the ownership of securities as a settlor of a trust in which the employee as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries.
                   Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by reason of the employee being settlor or beneficiary of the securities held in trust and the ownership, acquisition and disposition of such securities by the trust is made without the employee's prior approval as settlor or beneficiary. "Immediate family" of an employee as trustee means the employee's son or daughter (including any legally adopted children) or any descendant of either, the employee's stepson or stepdaughter, the employee's father or mother or any ancestor of either, the employee's stepfather or stepmother and the employee's spouse.

                   To the extent that stockholders of a company use it as a
                   personal trading or investment medium and the company has no other substantial business, stockholders are regarded as
                   beneficial owners, to the extent of their respective
                   interests, of the stock thus invested or traded in. A general partner in a partnership is considered to have indirect
                   beneficial ownership in the securities held by the
                   partnership to the extent of his pro rata interest in the
                   partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect interest in portfolio securities held by any holding company
                   registered under the Public Utility Holding Company Act of
                   1935, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the
                   plan and a business trust with over 25 beneficiaries.

                   Any person who, directly or indirectly, creates or uses a
                   trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or
                   effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the Securities Exchange Act of 1934 shall be deemed the beneficial owner of such security.

                   The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case.
                   Thus, while the employee may include security holdings of
                   other members of his family, the employee may nonetheless
                   disclaim beneficial ownership of such securities.

                o  "CHINESE WALL" POLICY - procedures designed to restrict the flow of information within Mellon from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide
                   investment advice.

                o  DIRECT FAMILY RELATION - employee's husband, wife,
                   father, mother, brother, sister, daughter or son.
                   Includes the preceding plus, where appropriate, the
                   following prefixes/suffix:  grand-, step-, foster-,
                   half- and -in-law.

                o  DISCRETIONARY TRADING ACCOUNT - an account over which the employee has no direct or indirect control over the
                   investment decision making process.

                o  EMPLOYEE - any employee of Mellon Financial Corporation or its more-than-50%-owned direct or indirect subsidiaries;
                   includes all full-time, part-time, benefited and
                   non-benefited, exempt and non-exempt, domestic and
                   international employees; does not include consultants and
                   contract or temporary employees

                o  EXEMPT SECURITIES - Exempt Securities are defined as:

                    - direct obligations of the government of the United
                      States;

                    - high quality short-term debt instruments;

                    - bankers' acceptances;

                    - bank certificates of deposit and time deposits;

                    - commercial paper;

                    - repurchase agreements;

                    - securities issued by open-end investment companies;

                o  FAMILY RELATION - see direct family relation.

                o  GENERAL COUNSEL - General Counsel of Mellon Financial
                   Corporation or any person to whom relevant authority is
                   delegated by the General Counsel.

                o  INDEX FUND - an investment company or managed portfolio which contains securities of an index in proportions designed to replicate the return of the index.

                o  INITIAL PUBLIC OFFERING (IPO) - the first offering of a company's securities to the public through an allocation by the underwriter.

                o  INVESTMENT CLUB - is a membership organization where
                   investors make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Since each member of an investment club
                   participates in the investment decision making process,
                   Insider Risk Employees, Investment Employees and Access
                   Decision Makers belonging to such investment clubs must
                   preclear and report the securities transactions contemplated by such investment clubs. In contrast, a private investment company is an organization where the investor invests his/her money, but has no direct control over the way his/her money is invested. Insider Risk Employees, Investment Employees and
                   Access Decision Makers investing in such a private investment company are not required to preclear any of the securities transactions made by the private investment company. Insider
                   Risk Employees, Investment Employees and Access Decision
                   Makers are required to report their investment in a private investment company to the Manager of Corporate Compliance and certify to the Manager of Corporate Compliance that they have no direct control over the way their money is invested.

                o  INVESTMENT COMPANY - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

                o  INVESTMENT ETHICS COMMITTEE is composed of investment, legal, compliance, and audit management representatives of Mellon and its affiliates. The members of the Investment Ethics
                   Committee are:
                      President and Chief Investment Officer of The Dreyfus
                      Corporation (Committee Chair)
                      General Counsel, Mellon Financial Corporation
                      Chief Risk Management Officer, Mellon Trust
                      Manager of Corporate Compliance, Mellon Financial
                      Corporation
                      Corporate Chief Auditor, Mellon Financial Corporation
                      Chief Investment Officer, Mellon Private Asset Management
                      Executive Officer of a Mellon investment adviser
                     (rotating membership)
                   The Committee has oversight of issues related to personal
                   securities trading and investment activity by Access Decision
                   Makers.

                o  MANAGER OF CORPORATE COMPLIANCE - the employee within the
                   Audit and Risk Review Department of Mellon Financial
                   Corporation who is responsible for administering the
                   Securities Trading Policy, or any person to whom relevant
                   authority is delegated by the Manager of Corporate
                   Compliance.

                o  MELLON - Mellon Financial Corporation and all of its direct and indirect subsidiaries.

                o  OPTION - a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time. For purposes of
                   compliance with the Policy, any Mellon employee who
                   buys/sells an option, is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below.

                      Call Options

                           Ifa Mellon employee buys a call option, the employee
                             is considered to have purchased the underlying
                             security on the date the option was purchased.

                           Ifa Mellon employee sells a call option, the
                             employee is considered to have sold the underlying
                             security on the date the option was sold.

                      Put Options

                           Ifa Mellon employee buys a put option, the employee
                             is considered to have sold the underlying security
                             on the date the option was purchased.

                           Ifa Mellon employee sells a put option, the employee
                             is considered to have bought the underlying
                             security on the date the option was sold.

                    Below is a table describing the above:
                             ------------------------------------------------
                                            Transaction Type
                             ------------------------------------------------
                    ---------------------------------------------------------
                    Option             Buy                     Sale
                      Type
                    ---------------------------------------------------------
                    ---------------------------------------------------------
                      Put       Sale of Underlying         Purchase of
                                     Security          Underlying Security
                    ---------------------------------------------------------
                    ---------------------------------------------------------
                      Call    Purchase of Underlying    Sale of Underlying
                                     Security                Security
                    ---------------------------------------------------------

                o  PRECLEARANCE COMPLIANCE OFFICER - a person designated by the
                   Manager of Corporate Compliance and/or the Investment Ethics
                   Committee to administer, among other things, employees'
                   preclearance requests for a specific business unit.

                o  PRIVATE PLACEMENT - an offering of securities that is exempt from registration under the Securities Act of 1933 because it does not constitute a public offering. Includes limited
                   partnerships.

                o  SENIOR MANAGEMENT COMMITTEE - the Senior Management
                   Committee of Mellon Financial Corporation.

                o  SHORT SALE - the sale of a security that is not owned
                   by the seller at the time of the trade.

                               EXHIBIT A - SAMPLE INSTRUCTION LETTER TO BROKER

Date

Broker ABC
Street Address
City, State ZIP

Re:  John Smith & Mary Smith
     Account No. xxxxxxxxxxxx

In connection with my existing brokerage accounts at your firm noted above, please be advised that the Compliance Department of my employer should be noted
as an "Interested Party" with respect to my accounts. They should, therefore, be sent copies of all trade confirmations and account statements relating to my account.

Please send the requested documentation ensuring the account holder's name appears on all correspondence to:

      Manager, Corporate Compliance          Preclearance Compliance Officer
      Mellon Bank                       or   (obtain address from your
      PO Box 3130 Pittsburgh, PA             designated Preclearance
      15230-3130                             Compliance Officer)

Thank you for your cooperation in this request.

Sincerely yours,

Employee

cc:  Manager, Corporate Compliance (151-4340) or Preclearance Compliance Officer

                                             MELLON

SECURITIES TRADING POLICY

ACCESS DECISION MAKER EDITION

QUICK REFERENCE - ACCESS DECISION MAKERS
-----------------------------------------------------------------------------
SOME THINGS   1. Statement of Holdings - Provide to your Preclearance
YOU MUST DO      Compliance Officer a statement of all securities holdings
                 within 10 days of becoming an ADM, and within 30 days after every quarter-end thereafter.
              2. Duplicate Statements & Confirmations - Instruct your broker, trust account manager or other entity through which you have a securities trading account to send directly to Compliance:
                   o Trade confirmations summarizing each transaction
                   o Periodic statements
                 Exhibit A can be used to notify your broker. Contact your
                 designated Preclearance Compliance Officer for the correct address. This applies to all accounts in which you have a
                 beneficial interest.

              3. Preclearance - Before initiating a securities transaction, written preclearance must be obtained from the designated
                 Preclearance Compliance Officer. This can be accomplished by completing a Preclearance Request Form and:
                   o delivering or faxing the request to the designated
                     Preclearance Compliance Officer, or
                   o contacting the designated Preclearance Compliance
                     Officer for other available notification options.
                 Preclearance Request Forms can be obtained from the designated
                 Preclearance Compliance Officer. If preclearance approval is received the trade must be communicated to the broker on the same day, and executed before the end of the next business day, at which time the preclearance approval will expire.

              4. Contemporaneous Disclosure - ADMs must obtain written
                 authorization from the ADM's CIO or other Investment Ethics
                 Committee designee prior to making or acting upon a portfolio recommendation in a security which they own personally.

              5. Private Placements - Purchases must be precleared by the
                 Investment Ethics Committee. Prior holdings must be approved by the Investment Ethics Committee within 90 days of becoming an
                 ADM. To initiate preclearance or approval, contact the Manager of Corporate Compliance.

              6. IPOs - Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of Corporate Compliance.
                 Approval can be given only when the allocation is the result of a direct family relationship.

              7. Micro-Cap Securities - MCADMs are prohibited from purchasing any security of an issuer with a common equity market
                 capitalization of $100 million or less at the time of
                 acquisition unless approved by the Investment Ethics Committee.
                 MCADMs must obtain on their Preclearance Request Forms the written authorization of their immediate supervisor and their
                 Chief Investment Officer prior to trading any security of an issuer with a common equity market capitalization of more than
                 $100 million but less than or equal to $250 million at the time of trade. Any prior holding of such securities must be approved by the CIO.

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SOME THINGS   Mellon Securities - The following transactions in Mellon
YOU MUST NOT  securities are prohibited for all Mellon employees:
DO            o Short sales
              o Purchasing and selling or selling and purchasing within 60 days
              o Purchasing or selling during a blackout period
              o Margin purchases or options other than employee options.

              Non-Mellon Securities
              o  Portfolio Managers are prohibited from purchasing/selling 7 days before or after a fund or other advised account
                 transaction.
              o  For all ADMs, purchasing and selling or selling and purchasing the same or equivalent security within 60 days is discouraged, and any profits must be disgorged.
              Other restrictions are detailed throughout the Policy.  Read
              ------------------                                      ====
              the Policy!
              ==========

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EXEMPTIONS    Preclearance is NOT required for certain other types of
              transactions, and transactions in certain other types of
              securities. See pages 6 & 7.

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
QUESTIONS?    Contact your designated Preclearance Compliance Officer.   If
              you don't know who that is, call 412-234-1661
-----------------------------------------------------------------------------

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.

Dear Colleague:

At Mellon, we take great pride in our transformation over the years from a regional bank to a global financial services company. Our growth makes us better able to meet customers' changing needs, gives us greater stability during any unexpected economic downturn and affords us the opportunity to be the best performing financial services company.

This diversity of our businesses also makes us a complex organization, which is why it's more important than ever that you clearly understand Mellon's
SECURITIES TRADING POLICY. Mellon has long maintained strict policies regarding securities transactions, all with the same clear-cut objective: to establish and demonstrate our compliance with the high standards with which we conduct our business.

If you are new to Mellon, please take the time to fully understand the POLICY and consult it whenever you are unsure about appropriate actions. If you have seen the POLICY previously, I urge you to renew your understanding of the entire document and its implications for you. Only by strict adherence to the POLICY can we ensure that our well-deserved reputation for integrity is preserved.

Sincerely yours,

Martin G. McGuinn

Questions Concerning the Securities Trading Policy?
Contact Corporate Compliance, (412) 234-1661
AIM 151-4340, Mellon Bank, Pittsburgh, PA 15258-0001

CONTENTS

                   Prohibition on Investments in Securities of

                                                                              1

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INTRODUCTION    The SECURITIES TRADING POLICY (the "Policy") is designed to reinforce Mellon Financial Corporation's ("Mellon's") reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon's business. The Policy sets forth
                procedures and limitations which govern the personal securities transactions of every Mellon Employee.

                Mellon and its employees are subject to certain laws and
                regulations governing personal securities trading. Mellon has developed this Policy to promote the highest standards of
                behavior and ensure compliance with applicable laws.

                Employees should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment, and that "ignorance of the law" is not a defense. Employees may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

                Employees outside the United States are also subject to
                applicable laws of foreign jurisdictions, which may differ substantially from US law and which may subject such employees to additional requirements. Such employees must comply with applicable requirements of pertinent foreign laws as well as with the provisions of the Policy. To the extent any particular portion of the Policy is inconsistent with foreign law,
                employees should consult the General Counsel or the Manager of
                Corporate Compliance.

                Any provision of this Policy may be waived or exempted at the discretion of the Manager of Corporate Compliance. Any such waiver or exemption will be evidenced in writing and maintained in the Audit and Risk Review Department.

                Employees must read the Policy and must comply with it. Failure to comply with the provisions of the Policy may result in the imposition of serious sanctions, including but not limited to disgorgement of profits, dismissal, substantial personal
                liability and referral to law enforcement agencies or other regulatory agencies. Employees should retain the Policy in their records for future reference. Any questions regarding the Policy should be referred to the Manager of Corporate Compliance or his/her designee.

SPECIAL EDITION This edition of the SECURITIES TRADING POLICY has been prepared especially for Access Decision Makers. If you believe you are not an Access Decision Maker, please contact your
                supervisor, designated Preclearance Compliance Officer or the
                Manager of Corporate Compliance to obtain the standard edition of the Policy.

PURPOSE         It is imperative that Mellon and its affiliates avoid even the appearance of a conflict between the personal
                securities trading of its employees and its fiduciary
                duties to investment companies and managed account
                clients.  Potential conflicts of interest are most acute
                with respect to personal securities trading by those
                employees most responsible for directing managed fund and
                account trades: portfolio managers and research analysts.
                In order to avoid even the appearance of impropriety, an
                Investment Ethics Committee has been formed.  The
                Committee, in turn, has established the following practices which apply to Access Decision Makers.  These practices do not limit the authority of any Mellon affiliate to impose
                additional restrictions or limitations.

                                                                               2

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CLASSIFICATION  Employees are engaged in a wide variety of activities for
OF EMPLOYEES    Mellon.  In light of the nature of their activities and the impact of federal and state laws and the regulations thereunder, the Policy imposes different requirements and limitations on employees based on the nature of their activities for Mellon. To assist the employees in complying with the requirements and limitations imposed on them in light of their activities,
                employees are classified into one or both of the following categories: Access Decision Maker and Micro-Cap Access Decision
                Maker. Appropriate requirements and limitations are specified in the Policy based upon the employee's classification.

                The Investment Ethics Committee will determine the
                classification of each employee based on the following
                guidelines.

ACCESS DECISION A person designated as such by the Investment Ethics Committee.
MAKER (ADM)     Generally, this will be portfolio managers and research
                analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and
                non-investment grade debt securities for mutual funds and
                other managed accounts. Portfolio managers in Mellon Private
                Capital Management are generally ADMs; other personal trust officers are generally not ADMs unless the investment
                discretion they exercise warrants ADM designation. Traders are not ADMs. Portfolio managers of funds which are limited to replicating an index are not ADMs.

MICRO-CAP       An ADM designated as such by the Investment Ethics Committee.
ACCESS          Generally, this will be ADMs who make recommendations or
DECISION        decisions regarding the purchase or sale of any security of an
MAKERS MCADM)   issuer with a common equity market capitalization equal to or less than two-hundred fifty million dollars.

                MCADMs are also ADMs.

CONSULTANTS,    Managers should inform consultants, independent contractors
INDEPENDENT     and temporary employees of the general provisions of the
CONTRACTORS     Policy (such as the prohibition on trading while in possession
AND             of material nonpublic information), but generally they will
TEMPORARY       not be required to preclear trades or report their personal
EMPLOYEES       securities holdings. If one of these persons would be
                considered an ADM if the person were a Mellon employee, the person's manager should advise the Manager of Corporate
                Compliance who will determine whether such individual should be subject to the preclearance and reporting requirements of the Policy.

THE INVESTMENT  The Investment Ethics Committee is composed of investment,
ETHICS          legal, compliance, and audit management representatives of
COMMITTEE       Mellon and its affiliates.

                The chief executive officer, senior investment officer and the
                Preclearance Compliance Officer at each Mellon investment
                affiliate, working together, will be designees of the Investment
                Ethics Committee. The Investment Ethics Committee will meet periodically to review the actions taken by its designees and to consider issues related to personal securities trading and investment activity by ADMs.

                                                                               3
Personal Securities Trading Practices

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STANDARDS OF    Because of their particular responsibilities, ADMs
CONDUCT FOR     are subject to preclearance and personal securities
ACCESS          reporting requirements, as discussed below.
DECISION MAKERS
                Every ADM must follow these procedures or risk serious
                sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate
                Compliance or your Preclearance Compliance Officer. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate
                Compliance.

CONFLICT OF     No employee may engage in or recommend any securities
INTEREST        transaction that places, or appears to place, his or her own interests above those of any customer to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

MATERIAL        No employee may divulge the current portfolio positions, or
NONPUBLIC       current or anticipated portfolio transactions, programs or
INFORMATION     studies, of Mellon or any Mellon customer to anyone unless it is properly within his or her job responsibilities to do so.

                No employee may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others,
                including Mellon or its customers, while in possession of
                material nonpublic information regarding such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job
                responsibilities to do so.

BROKERS         Trading Accounts - All ADMs are encouraged to conduct their personal investing through a Mellon affiliate brokerage account.
                This will assist in the monitoring of account activity on an ongoing basis in order to ensure compliance with the Policy.

PERSONAL        Statements & Confirmations - All ADMs are required to instruct
SECURITIES      their broker, trust account manager or other entity through
TRANSACTIONS    which they have a securities trading account to submit
REPORTS         directly to the Manager of Corporate Compliance or designated
                Preclearance Compliance Officer copies of all trade
                confirmations and statements relating to each account of which they are a beneficial owner regardless of what, if any,
                securities are maintained in such accounts. Thus, for example, even if the brokerage account contains only mutual funds or other Exempt Securities as that term is defined in the glossary and the account has the capability to have reportable securities traded in it, the ADM maintaining such an account must arrange for duplicate account statements and trade confirmations to be sent by the broker to the Manager of Corporate Compliance or designated Preclearance Compliance Officer. Exhibit A is an example of an instruction letter to a broker.

                Other securities transactions which were not completed through a brokerage account, such as gifts, inheritances, spin-offs from securities held outside brokerage accounts, or other transfers must be reported to the designated Preclearance Compliance
                Officer within 10 days.

STATEMENT OF    Within ten days of becoming an ADM and on an annual basis
SECURITIES      thereafter, all ADMs must submit to their designated
ACCOUNTS        Preclearance Compliance Officer:
AND HOLDINGS
                o a listing of all securities trading accounts in which the employee has a beneficial interest.

                o a statement of all securities in which they presently have any direct or indirect beneficial ownership other than Exempt
                  Securities.

                The annual report must be completed upon the request of
                Corporate Compliance, and the information submitted must be current within 30 days of the date the report is submitted.
                The annual statement of securities holdings contains an
                acknowledgment that the ADM has read and complied with this
                Policy.

QUARTERLY       ADMs are required to submit quarterly to their Preclearance
REPORTING       Compliance Officer the Quarterly Securities Report. This
                report must be submitted within 30 days of each quarter end and includes information on:

                o securities beneficially owned at any time during the quarter which were also either recommended for a transaction or in the portfolio managed by the ADM during the quarter.

                o positions obtained in private placements.

                o securities of issuers with a common equity market
                  capitalization of $250 million or less at security acquisition or at the date designated by the Preclearance Compliance
                  Officer, whichever is later, which were beneficially owned at any time during the quarter.

                o Securities transactions which were not completed through a brokerage account, such as gifts inheritances, spin-offs from securities held outside brokerage accounts, or other
                  transfers.

                A form for making this report can be obtained from your
                designated Preclearance Compliance Officer or from the
                Securities Trading Site on the Mellon intranet.

PRECLEARANCE    All ADMs must notify the designated Preclearance Compliance
FOR PERSONAL    Officer in writing and receive preclearance before they engage
SECURITIES      in any purchase or sale of a security for their own accounts.
TRANSACTIONS    ADMs should refer to the provisions under "Beneficial
                Ownership" below, which are applicable to these provisions.

                All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form which can be obtained from the designated Preclearance Compliance Officer.

                The designated Preclearance Compliance Officer will notify the
                ADM whether the request is approved or denied, without
                disclosing the reason for such approval or denial.

                Notifications may be given in writing or verbally by the
                designated Preclearance Compliance Officer to the ADM. A record of such notification will be maintained by the designated
                Preclearance Compliance Officer. However, it shall be the
                responsibility of the ADM to obtain a written record of the designated Preclearance Compliance Officer's notification within
                48 hours of such notification. The ADM should retain a copy of this written record for at least two years.

                As there could be many reasons for preclearance being granted or denied, ADMs should not infer from the preclearance response anything regarding the security for which preclearance was requested.

                Although making a preclearance request does not obligate an ADM to do the transaction, it should be noted that:

                o Preclearance requests should not be made for a transaction that the ADM does not intend to make.

                o The order for a transaction must be placed with the broker on the same day that preclearance authorization is received. The broker must execute the trade by 4:00 p.m. Eastern Time on the next business day, at which time the preclearance
                  authorization will expire.

                o ADMs should not discuss with anyone else, inside or outside
                  Mellon, the response they received to a preclearance request.
                  If the ADM is preclearing as beneficial owner of another's account, the response may be disclosed to the other owner.

                o Good Until Canceled/Stop Loss Orders ("Limit Orders") must be precleared, and security transactions receiving preclearance authorization must be executed before the preclearance
                  expires. At the end of the preclearance authorization period, any unexecuted Limit Order must be canceled or a new
                  preclearance authorization must be obtained. There are
                  additional pre-approval requirements for initial public
                  offerings, micro-cap securities and private placements. See page 11.

CONTEMPORANEOUS ADMs must obtain written authorization prior to making or
DISCLOSURE      acting upon a portfolio recommendation in a security which they own personally. This authorization must be obtained from the ADM's CIO/CEO or other Investment Ethics Committee designee immediately prior to the first such portfolio recommendation in a particular security in a calendar month. The following
                personal securities holdings are exempt from the requirement to obtain written authorization immediately preceding a portfolio recommendation or transaction:

                o Exempt Securities (see glossary).

                o Securities held in accounts over which the ADM has no
                  investment discretion, which are professionally managed by a non-family member, and where the ADM has no actual knowledge that such account is currently holding the same or equivalent security at the time of the portfolio recommendation.

                o Personal holdings of equity securities of the top 200 issuers on the Russell list of largest publicly traded companies.

                o Personal equity holdings of securities of non-US issuers with a common equity market capitalization of $20 billion or more.

                o Personal holdings of debt securities which do not have a conversion feature and are rated BBB or better.

                o Personal holdings of ADMs who are index fund managers and who have no investment discretion in replicating an index.

                o Personal holdings of Portfolio Managers in Mellon Private
                  Capital Management and Mellon Private Asset Management if the
                  Portfolio Manager exactly replicates the model or clone
                  portfolio. A disclosure form is required if the Portfolio
                  Manager recommends securities which are not in the clone or model portfolio or recommends a model or clone security in a different percentage than model or clone amounts. Disclosure forms are also required when the Portfolio Manager recommends individual securities to clients, even if Mellon shares
                  control of the investment process with other parties.

                If a personal securities holding does not fall under one of these exemptions, the ADM must complete and forward a
                disclosure form for authorization by the CIO/CEO or designee, immediately prior to the first recommendation or transaction in the security in the current calendar month. Disclosure
                forms for subsequent transactions in the same security are not required for the remainder of the calendar month as long as purchases (or sales) in all portfolios do not exceed the
                maximum number of shares, options, or bonds disclosed on the disclosure form. If the ADM seeks to effect a transaction or makes a recommendation in a direction opposite to the most recent disclosure form, a new disclosure form must be
                completed prior to the transaction or recommendation.

                Once the CIO/CEO's authorization is obtained, the ADM may make the recommendation or trade the security in the managed
                portfolio without the Preclearance Compliance Officer's
                signature. However, the ADM must deliver the authorization form to the Preclearance Compliance Officer on the day of the
                CIO/CEO's authorization. The Preclearance Compliance Officer will forward a copy of the completed form for the ADM's files.
                The ADM is responsible for following-up with the Preclearance
                Compliance Officer in the event a completed form is not
                returned to the ADM within 5 business days. It is recommended that the ADM retain completed forms for two years.

                A listing of Investment Ethics Committee designees, a listing of the Russell 200, and the personal securities disclosure forms are available on the Mellon intranet , or can be
                obtained from your designated Preclearance Compliance Officer.

BLACKOUT POLICY Except as described below, ADMs will generally not be given clearance to execute a transaction in any security that is on the restricted list maintained by their Preclearance
                Compliance Officer, or for which there is a pending buy or sell order for an affiliated account. This provision does not apply to transactions effected or contemplated by index funds.

                In addition, portfolio managers (except index fund managers)
                are prohibited from buying or selling a security within seven calendar days before and after their investment company or managed account has effected a transaction in that security.
                In addition to other appropriate sanctions, if such ADMs
                effect such a personal transactions during that period, these individuals must disgorge any and all profit realized from such transactions. The amount of the disgorgement will be
                determined by the Investment Ethics Committee.

                Exceptions - Regardless of any restrictions above, ADMs will generally be given clearance to buy or sell up to the greater of 100 shares or $10,000 of securities of the top 500 issuers on the Russell list of largest publicly traded companies. In addition, ADMs will be exempt from the 7-day disgorgement for the described transactions (but not the disgorgement for
                short-term/60-day trading). An ADM is limited to two such
                purchases or two such sales in the securities of any one
                issuer in any calendar month.

EXEMPTIONS FROM Preclearance is not required for the following transactions:
REQUIREMENT TO
PRECLEAR        o purchases or sales of Exempt Securities (see Glossary);

                o purchases or sales of securities issued by non-affiliated closed-end investment companies; non-financial commodities
                  (such as agricultural futures, metals, oil, gas, etc.),
                  currency futures, financial futures, index futures and index securities;

                o purchases or sales effected in any account over which an employee has no direct or indirect control over the investment decision making process (e.g., discretionary trading
                  accounts). Discretionary trading accounts may be maintained, without being subject to preclearance procedures, only when the Manager of Corporate Compliance, after a thorough review, is satisfied that the account is truly discretionary;

                o transactions that are non-volitional on the part of an
                  employee (such as stock dividends);

                o the sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human
                  Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate
                  Compliance);

                o changes to elections in the Mellon 401(k) plan;

                o purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;

                o sales of rights acquired from an issuer, as described above;
                  and/or

                o sales effected pursuant to a bona fide tender offer.

GIFTING OF      ADMs desiring to make a bona fide gift of securities or who
SECURITIES      receive a bona fide gift of securities do not need to preclear the transaction. However, ADMs must report such bona fide
                gifts to the designated Preclearance Compliance Officer. The report must be made within 10 days of making or receiving the gift and must disclose the following information: the name of the person receiving (giving) the gift, the date of the
                transaction, and the name of the broker through which the
                transaction was effected. A bona fide gift is one where the donor does not receive anything of monetary value in return.
                An ADM who purchases a security with the intention of making a gift must preclear the purchase transaction.

DRIPs, DPPs     Certain companies with publicly traded securities establish:
AND AIPs
                o Dividend reinvestment plans (DRIPs) - These permit
                  shareholders to have their dividend payments channeled to the purchase of additional shares of such company's stock. An
                  additional benefit offered by many DRIPs to DRIP participants is the right to buy additional shares by sending in a check before the dividend reinvestment date ("optional cash
                  purchases").

                o Direct Purchase Plans (DPPs) - These allow purchasers to buy stock by sending a check directly to the issuer, without using a broker.

                o Automatic Investment Plans (AIPs) - These allow purchasers to set up a plan whereby a fixed amount of money is
                  automatically deducted from their checking account each month and used to purchase stock directly from the issuer.

                Participation in a DRIP, DPP or AIP is voluntary.

                ADMs who enroll in a DRIP or AIP are not required to preclear enrollment, the periodic reinvestment of dividend payments into additional shares of company stock through a DRIP, or the periodic investments through an AIP.

                ADMs must preclear all optional cash purchases through a DRIP and all purchases through a DPP. ADMs must also preclear all sales through a DRIP, DPP or AIP.

RESTRICTED LIST Each Preclearance Compliance Officer will maintain a list (the
                "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for
                ADMs in their area. From time to time, such trading
                restrictions may be appropriate to protect Mellon and its ADMs from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted
                List provides no indication of the advisability of an
                investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as
                confidential information in order to avoid unwarranted
                inferences.

                The Preclearance Compliance Officer will retain copies of the restricted lists for five years.

CONFIDENTIAL    The Manager of Corporate Compliance and/or Preclearance
TREATMENT       Compliance Officer will use his or her best efforts to assure that all requests for preclearance, all personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such
                documents will be available for inspection by appropriate
                regulatory agencies, and by other parties within and outside
                Mellon as are necessary to evaluate compliance with or
                sanctions under this Policy. Documents received from ADMs are also available for inspection by the boards of directors of
                40-Act entities and by the boards of directors (or trustees or managing general partners, as applicable) of the investment companies managed or administered by 40-Act entities.

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RESTRICTIONS ON Employees who engage in transactions involving Mellon
TRANSACTIONS IN securities should be aware of their unique responsibilities
MELLON          with respect to such transactions arising from the employment
SECURITIES      relationship and should be sensitive to even the appearance of impropriety. The following restrictions apply to all
                transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee could be presumed to exercise influence or control (see provisions under "Beneficial Ownership" below for a more complete discussion of the accounts to which these
                restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the
                Securities Exchange Act of 1934).

                o Short Sales - Short sales of Mellon securities by employees are prohibited.

                o Short Term Trading - ADMs are prohibited from purchasing and selling, or from selling and purchasing Mellon securities
                  within any 60 calendar day period. In addition to any other sanctions, any profits realized on such short term trades must be disgorged in accordance with procedures established by
                  senior management.

                o Margin Transactions - Purchases on margin of Mellon's
                  publicly traded securities by employees is prohibited.
                  Margining Mellon securities in connection with a cashless
                  exercise of an employee stock option through the Human
                  Resources Department is exempt from this restriction. Further,
                  Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.

                o Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under
                  Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

                o Major Mellon Events - Employees who have knowledge of major
                  Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee
                  believes the event does not constitute material nonpublic
                  information.

                o Mellon Blackout Period - Employees are prohibited from
                  buying or selling Mellon's publicly traded securities during a blackout period. The blackout period begins the 16th day of the last month of each calendar quarter and ends 3 business days after Mellon Financial Corporation publicly announces the financial results for that quarter. Thus, the blackout periods begin on March 16, June 16, September 16 and December 16. The
                  end of the blackout period is determined by counting business days only, and the day of the earnings announcement is day 1.
                  The blackout period ends at the end of day 3, and employees can trade Mellon securities on day 4.

MELLON 401(K)   For purposes of the blackout period and the short term trading
PLAN            rule, employees' changing their existing account balance
                allocation to increase or decrease the amount allocated to
                Mellon Common Stock will be treated as a purchase or sale of
                Mellon Stock, respectively. This means:

                o Employees are prohibited from increasing or decreasing their existing account balance allocation to Mellon Common Stock during the blackout period.

                o Employees are prohibited from increasing their existing
                  account balance allocation to Mellon Common Stock and then decreasing it within 60 days. Similarly, employees are
                  prohibited from decreasing their existing account balance
                  allocation to Mellon Common Stock and then increasing it
                  within 60 days. However:

                      - with respect to ADMs, any profits realized on short
                        term changes in the 401(k) will not have to be
                        disgorged.

                      - changes to existing account balance allocations in the
                        401(k) plan will not be compared to transactions in
                        Mellon securities outside the 401(k) for purposes of the
                        60-day rule. (Note: this does not apply to members of
                        the Executive Management Group, who should consult with
                        the Legal Department.)

                Except for the above there are no other restrictions
                applicable to the 401(k) plan. This means, for example:

                o Employees are not required to preclear any elections or
                  changes made in their 401(k) account.

                o There is no restriction on employees' changing their salary deferral contribution percentages with regard to either the blackout period or the 60-day rule.

                o The regular salary deferral contribution to Mellon Common
                  Stock in the 401(k) that takes place with each pay will not be considered a purchase for the purposes of either the blackout or the 60-day rule.

MELLON EMPLOYEE Receipt - Your receipt of an employee stock option from Mellon
STOCK OPTIONS   is not deemed to be a purchase of a security. Therefore, it is exempt from preclearance and reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                Exercises - The exercise of an employee stock option that
                results in your holding the shares is exempt from preclearance and reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the
                60-day prohibition.

                "Cashless" Exercises - The exercise of an employee stock
                option which is part of a "cashless exercise" or "netting of shares" that is administered by the Human Resources Department or Chase Mellon Shareholder Services is exempt from the
                preclearance and reporting requirements and will not
                constitute a purchase or a sale for purposes of the 60-day prohibition. A "cashless exercise" or "netting of shares"
                transaction is permitted during the blackout period for
                ShareSuccess plan options only. They are not permitted during the blackout period for any other plan options.

                Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little time has elapsed between the option exercise and the sale). Thus, such sales are subject to the preclearance and reporting
                requirements, are prohibited during the blackout period and constitute sales for purposes of the 60-day prohibition.

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RESTRICTIONS ON Purchases or sales by an employee of the securities of issuers
TRANSACTIONS IN with which Mellon does business, or other third party issuers,
OTHER           could result in liability on the part of such employee.
SECURITIES      Employees should be sensitive to even the appearance of
                impropriety in connection with their personal securities
                transactions. Employees should refer to "Beneficial Ownership"
                below, which is applicable to the following restrictions.

                The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such
                restrictions in addition to the restrictions and reporting requirements set forth below.

                The following restrictions apply to all securities
                transactions by ADMs:

                o Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees'
                  transactions for their own or related accounts.

                o Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed
                  excessive or in trading that could interfere with an
                  employee's job responsibilities.

                o Front Running - Employees may not engage in "front running,"
                  that is, the purchase or sale of securities for their own
                  accounts on the basis of their knowledge of Mellon's trading positions or plans.

                o Initial Public Offerings - ADMs are prohibited from
                  acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without the approval of the Investment Ethics Committee. Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the ADM. Due to NASD rules, this approval may not be available to employees of registered broker/dealers.

                o Material Nonpublic Information - Employees possessing
                  material nonpublic information regarding any issuer of
                  securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

                o Micro-Cap Securities - Unless specifically authorized in writing by the Investment Ethics Committee, MCADMs are
                  prohibited from voluntarily obtaining beneficial ownership of any security of an issuer with a common equity market
                  capitalization of $100 million or less at the time of
                  acquisition. If any MCADM involuntarily acquires such a
                  micro-cap security through inheritance, gift, or spin-off, this fact must be disclosed in a memo to the MCADM's
                  Preclearance Compliance Officer within 10 business days of the
                  MCADM's knowledge of this fact. A copy of this memo should be attached to the MCADM's next Quarterly Securities Report. A form for making this report can be obtained from your
                  designated Preclearance Compliance Officer.

                  MCADMs must obtain on their Preclearance Request Forms the written authorization of their immediate supervisor and their
                  Chief Investment Officer prior to voluntarily obtaining, or disposing of, a beneficial ownership of any security of an issuer with a common equity market capitalization of more than
                  $100 million but less than or equal to $250 million at the time of acquisition.

                  MCADMs who have prior holdings of securities of an issuer with a common equity market capitalization of $250 million or less must disclose on their next Quarterly Securities Report that they have not yet received CIO/CEO authorization for these holdings. The Preclearance Compliance Officer will utilize these forms to request the appropriate authorizations.

                o Private Placements - Participation in private placements is prohibited without the prior written approval of the
                  Investment Ethics Committee. The Committee will generally not approve an ADM's acquiring, in a private placement, beneficial ownership of any security of an issuer in which any managed fund or account is authorized to invest within the ADM's fund complex.

                  Private placements include certain co-operative investments in real estate, co-mingled investment vehicles such as hedge
                  funds, and investments in family owned businesses. For the purpose of this policy, time-shares and cooperative
                  investments in real estate used as a primary or secondary
                  residence are not considered to be private placements.

                  When considering requests for participation in private
                  placements, the Investment Ethics Committee will take into account the specific facts and circumstances of the request prior to reaching a decision on whether to authorize a private placement investment by an ADM. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of his or her position with Mellon or its affiliates, or his or her relationship to a managed fund or account. The Investment Ethics Committee will also consider whether a fund or account managed by the ADM is authorized to invest in securities of the issuer in which the ADM is seeking to invest. At its discretion, the Investment Ethics Committee may request any and all information and/or documentation
                  necessary to satisfy itself that no actual or potential
                  conflict, or appearance of a conflict, exists between the
                  proposed private placement purchase and the interests of any managed fund or account.

                  ADMs who have prior holdings of securities obtained in a
                  private placement must request the written authorization of the Investment Ethics Committee to continue holding the
                  security. This request for authorization must be initiated within 90 days of becoming an ADM.

                  To request authorization for prior holdings or new proposed acquisitions of securities issued in an eligible private
                  placement, contact the Manager of Corporate Compliance.

                o Scalping - Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading
                  positions or plans.

                o Short Term Trading - ADMs are discouraged from purchasing and selling, or from selling and purchasing, the same (or
                  equivalent) securities within any 60 calendar day period. Any profits realized on such short term trades must be disgorged in accordance with procedures established by senior
                  management. Exception: securities may be sold pursuant to a bona fide tender offer without disgorgement under the 60-day rule.

PROHIBITION ON  You are prohibited from acquiring any security issued by a
INVESTMENTS IN  financial services organization if you are:
SECURITIES OF
FINANCIAL       o a member of the Mellon Senior Management Committee.
SERVICES
ORGANIZATIONS   o employed in any of the following departments:

                      - Corporate Strategy & Development

                      - Legal (Pittsburgh only)

                      - Finance (Pittsburgh only)

                o an employee specifically designated by the Manager of
                  Corporate Compliance and informed that this prohibition is applicable to you.

                Financial Services Organizations - The term "security issued by a financial services organization" includes any security issued by:

                - Commercial Banks other than Mellon        - Thrifts

                - Bank Holding Companies other than Mellon  - Savings and Loan
                                                              Associations

                - Insurance Companies                       - Broker/Dealers

                - Investment Advisory Companies             - Transfer Agents

                - Shareholder Servicing Companies           - Other Depository
                                                              Institutions

                The term "securities issued by a financial services
                organization" does not include securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial
                services organization, subsidiaries and parent companies are treated as separate issuers.

                Effective Date - Securities of financial services
                organizations properly acquired before the employee's becoming subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with this policy.

                Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend
                reinvestment program (DRIP), or through an automatic
                investment plan (AIP) are not subject to this prohibition, provided the employee's election to participate in the DRIP or
                AIP predates the date of the employee's becoming subject to this prohibition. Optional cash purchases through a DRIP or direct purchase plan (DPP) are subject to this prohibition.

                Securities acquired in any account over which an employee has no direct or indirect control over the investment decision making process (e.g. discretionary trading accounts) are not subject to this prohibition.

                Within 30 days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate
                Compliance.

BENEFICIAL      The provisions of the Policy apply to transactions in the
OWNERSHIP       employee's own name and to all other accounts over which the employee could be presumed to exercise influence or control, including:

                o accounts of a spouse, minor children or relatives to whom substantial support is contributed;

                o accounts of any other member of the employee's household
                  (e.g., a relative living in the same home);

                o trust or other accounts for which the employee acts as
                  trustee or otherwise exercises any type of guidance or
                  influence;

                o corporate accounts controlled, directly or indirectly, by the employee;

                o arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the employee; and

                o any other account for which the employee is the beneficial owner (see Glossary for a more complete legal definition of
                  "beneficial owner").

NON-MELLON      The provisions discussed above do not apply to transactions
EMPLOYEE        done under a bona fide employee benefit plan administered by
BENEFIT PLANS   an organization not affiliated with Mellon and by an employee of that organization who shares beneficial interest with a
                Mellon employee, and in the securities of the employing
                organization. This means if a Mellon employee's spouse is
                employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the employer's securities done by the spouse as part of the spouse's employee benefit plan.

                The Securities Trading Policy does not apply in such a
                situation. Rather, the other organization is relied upon to provide adequate supervision with respect to conflicts of
                interest and compliance with securities laws.

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PROTECTING      As an employee you may receive information about Mellon, its
CONFIDENTIAL    customers and other parties that, for various reasons, should
INFORMATION     be treated as confidential. All employees are expected to
                strictly comply with measures necessary to preserve the
                confidentiality of information. Employees should refer to the
                Mellon Code of Conduct.

INSIDER TRADING Federal securities laws generally prohibit the trading of
AND TIPPING     securities while in possession of "material nonpublic"
                information regarding the issuer of those securities (insider
LEGAL           trading). Any person who passes along material nonpublic
PROHIBITIONS    information upon which a trade is based (tipping) may also be liable.

                Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in
                deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be
                material include:

                o a proposal or agreement for a merger, acquisition or
                  divestiture, or for the sale or purchase of substantial
                  assets;

                o tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;

                o dividend declarations or changes;

                o extraordinary borrowings or liquidity problems;

                o defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing;

                o earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

                o pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or
                  discoveries of mineral deposits;

                o a proposal or agreement concerning a financial
                  restructuring;

                o a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of
                  securities;

                o a significant expansion or contraction of operations;

                o information about major contracts or increases or decreases in orders;

                o the institution of, or a development in, litigation or a regulatory proceeding;

                o developments regarding a company's senior management;

                o information about a company received from a director of that company; and

                o information regarding a company's possible noncompliance with environmental protection laws.

                This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                "Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public.
                Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is
                likely to be deemed nonpublic information.

                If you obtain material non-public information you may not
                trade related securities until you can refer to some public source to show that the information is generally available
                (that is, available from sources other than inside sources)
                and that enough time has passed to allow wide dissemination of the information. While information appearing in widely
                accessible sources--such as in newspapers or on the
                internet--becomes public very soon after publication,
                information appearing in less accessible sources--such as
                regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take
                longer to become public than would information that is easily understood by the average investor.

MELLON'S POLICY Employees who possess material nonpublic information about a company--whether that company is Mellon, another Mellon
                entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise
                investment discretion. In addition, employees may not
                recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job
                responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic
                information. Receiving such information could create severe limitations on their ability to carry out their
                responsibilities to Mellon's fiduciary customers.

                Employees managing the work of consultants and temporary
                employees who have access to the types of confidential
                information described in this Policy are responsible for
                ensuring that consultants and temporary employees are aware of
                Mellon's policy and the consequences of noncompliance.

                Questions regarding Mellon's policy on material nonpublic
                information, or specific information that might be subject to it, should be referred to the General Counsel.

RESTRICTIONS    As a diversified financial services organization, Mellon faces
ON THE FLOW OF  unique challenges in complying with the prohibitions on
INFORMATION     insider trading and tipping of material non-public
WITHIN MELLON   information, and misuse of confidential information. This is
(THE "CHINESE   because one Mellon unit might have material nonpublic
WALL")          information about a company while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that
                company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's
                fiduciary duties, Mellon has established a "Chinese Wall"
                policy applicable to all employees. The "Chinese Wall"
                separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider
                Functions) from the Mellon units or individuals that either trade in securities--for Mellon's account or for the accounts of others--or provide investment advice (Investment
                Functions). Employees should refer to CPP 903-2(C) The Chinese
                Wall.

                                                                             1

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GLOSSARY

DEFINITIONS     o 40-ACT ENTITY - A Mellon entity registered under the
                  Investment Company Act and/or the Investment Advisers Act of
                  1940

                o ACCESS DECISION MAKER - A person designated as such by the
                  Investment Ethics Committee. Generally, this will be portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of equity,
                  convertible debt, and non-investment grade debt securities for investment companies and other managed accounts.

                o ACCESS PERSON - As defined by Rule 17j-1 under the
                  Investment Company Act of 1940, "access person" means:
                    (A) With respect to a registered investment company or
                        an investment adviser thereof, any director, officer,
                        general partner, or advisory person (see definition
                        below), of such investment company or investment
                        adviser;
                    (B) With respect to a principal underwriter, any
                        director, officer, or general partner of such principal
                        underwriter who in the ordinary course of his business
                        makes, participates in or obtains information regarding
                        the purchase or sale of securities for the registered
                        investment company for which the principal underwriter
                        so acts, or whose functions or duties as part of the
                        ordinary course of his business relate to the making of
                        any recommendations to such investment company regarding
                        the purchase or sale of securities.
                    (C) Notwithstanding the provisions of paragraph (A)
                        hereinabove, where the investment adviser is primarily
                        engaged in a business or businesses other than advising
                        registered investment companies or other advisory
                        clients, the term "access person" shall mean: any
                        director, officer, general partner, or advisory person
                        of the investment adviser who, with respect to any
                        registered investment company, makes any
                        recommendations, participates in the determination of
                        which recommendation shall be made, or whose principal
                        function or duties relate to the determination of which
                        recommendation will be made, to any such investment
                        company; or who, in connection with his duties, obtains
                        any information concerning securities recommendations
                        being made by such investment adviser to any registered
                        investment company.
                    (D) An investment adviser is "primarily engaged in a
                        business or businesses other than advising registered
                        investment companies or other advisory clients" when,
                        for each of its most recent three fiscal years or for
                        the period of time since its organization, whichever is
                        lesser, the investment adviser derived, on an
                        unconsolidated basis, more than 50 percent of (i) its
                        total sales and revenues, and (ii) its income (or loss)
                        before income taxes and extraordinary items, from such
                        other business or businesses.

                o ADVISORY PERSON of a registered investment company or an investment adviser thereof means:
                     (A) Any employee of such company or investment adviser
                        (or any company in a control relationship to such
                        investment company or investment adviser) who, in
                        connection with his regular functions or duties, makes,
                        participates in, or obtains information regarding the
                        purchase or sale of a security by a registered
                        investment company, or whose functions relate to the
                        making of any recommendation with respect to such
                        purchases or sales; and
                    (B) Any natural person in a control relationship to such
                        company or investment adviser who obtains information
                        concerning recommendations made to such company with
                        regard to the purchase or sale of a security.

                o APPROVAL - written consent or written notice of
                  non-objection.

                o BENEFICIAL OWNERSHIP - The definition that follows conforms to interpretations of the Securities and Exchange Commission on this matter. Because a determination of beneficial
                  ownership requires a detailed analysis of personal financial circumstances that are subject to change, Corporate Compliance ordinarily will not advise employees on this definition. It is the responsibility of each employee to read the definition and based on that definition, determine whether he/she is the
                  beneficial owner of an account. If the employee determines that he/she is not a beneficial owner of an account and
                  Corporate Compliance becomes aware of the existence of the account, the employee will be responsible for justifying
                  his/her determination.

                Securities owned of record or held in the employee's name are generally considered to be beneficially owned by the employee.

                Securities held in the name of any other person are deemed to be beneficially owned by the employee if by reason of any
                  contract, understanding, relationship, agreement or other
                  arrangement, the employee obtains therefrom benefits
                  substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such
                  securities. Beneficial ownership includes securities held by others for the employee's benefit (regardless of record
                  ownership), e.g., securities held for the employee or members of the employee's immediate family, defined below, by agents, custodians, brokers, trustees, executors or other
                  administrators; securities owned by the employee, but which have not been transferred into the employee's name on the
                  books of the company; securities which the employee has
                  pledged; or securities owned by a corporation that should be regarded as the employee's personal holding corporation. As a natural person, beneficial ownership is deemed to include
                  securities held in the name or for the benefit of the
                  employee's immediate family, which includes the employee's spouse, the employee's minor children and stepchildren and the employee's relatives or the relatives of the employee's spouse who are sharing the employee's home, unless because of
                  countervailing circumstances, the employee does not enjoy
                  benefits substantially equivalent to those of ownership.
                  Benefits substantially equivalent to ownership include, for example, application of the income derived from such
                  securities to maintain a common home, meeting expenses that such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the purchase, sale or voting of such securities. An employee is also deemed the beneficial owner of securities held in the name of some other person, even though the employee does not obtain
                  benefits of ownership, if the employee can vest or revest
                  title in himself at once, or at some future time.

                  In addition, a person will be deemed the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time (within 60 days) including but not limited to any right to acquire: (1) through the exercise of any option, warrant or right; (2) through the conversion of a security; or (3) pursuant to the power to revoke a trust, nondiscretionary account or similar arrangement.

                With respect to ownership of securities held in trust,
                  beneficial ownership includes ownership of securities as a trustee in instances where either the employee as trustee or a member of the employee's "immediate family" has a vested
                  interest in the income or corpus of the trust, the ownership by the employee of a vested beneficial interest in the trust and the ownership of securities as a settlor of a trust in which the employee as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries.
                  Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by reason of the employee being settlor or beneficiary of the securities held in trust and the ownership, acquisition and disposition of such securities by the trust is made without the employee's prior approval as settlor or beneficiary. "Immediate family" of an employee as trustee means the employee's son or daughter (including any legally adopted children) or any descendant of either, the employee's stepson or stepdaughter, the employee's father or mother or any ancestor of either, the employee's stepfather or stepmother and the employee's spouse.

                To the extent that stockholders of a company use it as a
                  personal trading or investment medium and the company has no other substantial business, stockholders are regarded as
                  beneficial owners, to the extent of their respective
                  interests, of the stock thus invested or traded in. A general partner in a partnership is considered to have indirect
                  beneficial ownership in the securities held by the partnership to the extent of his pro rata interest in the partnership.
                  Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect interest in portfolio securities held by any holding company registered under the
                  Public Utility Holding Company Act of 1935, a pension or
                  retirement plan holding securities of an issuer whose
                  employees generally are beneficiaries of the plan and a
                  business trust with over 25 beneficiaries.

                Any person who, directly or indirectly, creates or uses a
                  trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or
                  effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the Securities Exchange Act of 1934 shall be deemed the beneficial owner of such security.

                The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case.
                  Thus, while the employee may include security holdings of
                  other members of his family, the employee may nonetheless
                  disclaim beneficial ownership of such securities.

                o "CHINESE WALL" POLICY - procedures designed to restrict the flow of information within Mellon from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide
                  investment advice.

                o DIRECT FAMILY RELATION - employee's husband, wife, father, mother, brother, sister, daughter or son. Includes the
                  preceding plus, where appropriate, the following
                  prefixes/suffix: grand-, step-, foster-, half- and -in-law.

                o DISCRETIONARY TRADING ACCOUNT - an account over which the employee has no direct or indirect control over the investment decision making process.

                o EMPLOYEE - any employee of Mellon Financial Corporation or its more-than-50%-owned direct or indirect subsidiaries;
                  includes all full-time, part-time, benefited and
                  non-benefited, exempt and non-exempt, domestic and
                  international employees; does not include consultants and
                  contract or temporary employees.

                o EXEMPT SECURITIES - Exempt Securities are defined as:

                      - direct obligations of the government of the United
                        States;

                      - high quality short-term debt instruments;

                      - bankers' acceptances;

                      - bank certificates of deposit and time deposits;

                      - commercial paper;

                      - repurchase agreements;

                      - securities issued by open-end investment companies;

                o FAMILY RELATION - see direct family relation.

                o GENERAL COUNSEL - General Counsel of Mellon Financial
                  Corporation or any person to whom relevant authority is
                  delegated by the General Counsel.

                o INDEX FUND - an investment company or managed portfolio
                  which contains securities of an index in proportions designed to replicate the return of the index.

                o INITIAL PUBLIC OFFERING (IPO) - the first offering of a
                  company's securities to the public through an allocation by the underwriter.

                o INVESTMENT CLUB - is a membership organization where
                  investors make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Since each member of an investment club
                  participates in the investment decision making process,
                  Insider Risk Employees, Investment Employees and Access
                  Decision Makers belonging to such investment clubs must
                  preclear and report the securities transactions contemplated by such investment clubs. In contrast, a private investment company is an organization where the investor invests his/her money, but has no direct control over the way his/her money is invested. Insider Risk Employees, Investment Employees and
                  Access Decision Makers investing in such a private investment company are not required to preclear any of the securities transactions made by the private investment company. Insider
                  Risk Employees, Investment Employees and Access Decision
                  Makers are required to report their investment in a private investment company to the Manager of Corporate Compliance and certify to the Manager of Corporate Compliance that they have no direct control over the way their money is invested.

                o INVESTMENT COMPANY - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

                o INVESTMENT ETHICS COMMITTEE is composed of investment,
                  legal, compliance, and audit management representatives of
                  Mellon and its affiliates. The members of the Investment
                  Ethics Committee are:
                      President and Chief Investment Officer of The Dreyfus
                      Corporation (Committee Chair)
                      General Counsel, Mellon Financial Corporation
                      Chief Risk Management Officer, Mellon Trust
                      Manager of Corporate Compliance, Mellon Financial
                      Corporation
                      Corporate Chief Auditor, Mellon Financial Corporation
                      Chief Investment Officer, Mellon Private Asset
                      Management
                      Executive Officer of a Mellon investment adviser
                      (rotating membership)
                  The Committee has oversight of issues related to personal
                  securities trading and investment activity by Access Decision
                  Makers.

                o MANAGER OF CORPORATE COMPLIANCE - the employee within the
                  Audit and Risk Review Department of Mellon Financial
                  Corporation who is responsible for administering the
                  Securities Trading Policy, or any person to whom relevant
                  authority is delegated by the Manager of Corporate Compliance.

                o MELLON - Mellon Financial Corporation and all of its direct and indirect subsidiaries.

                o OPTION - a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time. For purposes of
                  compliance with the Policy, any Mellon employee who buys/sells an option, is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below.

                      - Call Options

                           If a Mellon employee buys a call option, the employee
                              is considered to have purchased the underlying
                              security on the date the option was purchased.

                           If a Mellon employee sells a call option, the
                              employee is considered to have sold the underlying
                              security on the date the option was sold.

                      - Put Options

                           If a Mellon employee buys a put option, the employee
                              is considered to have sold the underlying security
                              on the date the option was purchased.

                           If a Mellon employee sells a put option, the employee
                              is considered to have bought the underlying
                              security on the date the option was sold.

                      Below is a table describing the above:

                             ------------------------------------------------
                                            Transaction Type
                             ------------------------------------------------
                    ---------------------------------------------------------
                    Option Type        Buy                     Sale

                    ---------------------------------------------------------
                    ---------------------------------------------------------
                      Put       Sale of Underlying         Purchase of
                                     Security          Underlying Security
                    ---------------------------------------------------------
                    ---------------------------------------------------------
                      Call    Purchase of Underlying    Sale of Underlying
                                     Security                Security
                    ---------------------------------------------------------

                o PRECLEARANCE COMPLIANCE OFFICER - a person designated by the
                  Manager of Corporate Compliance and/or the Investment Ethics
                  Committee to administer, among other things, employees'
                  preclearance requests for a specific business unit.

                o PRIVATE PLACEMENT - an offering of securities that is exempt from registration under the Securities Act of 1933 because it does not constitute a public offering. Includes limited
                  partnerships.

                o SENIOR MANAGEMENT COMMITTEE - the Senior Management
                  Committee of Mellon Financial Corporation.

                o SHORT SALE - the sale of a security that is not owned by the seller at the time of the trade.

                             EXHIBIT A - SAMPLE INSTRUCTION LETTER TO BROKER

Date

Broker ABC
Street Address
City, State ZIP

Re:  John Smith & Mary Smith
     Account No. xxxxxxxxxxxx

In connection with my existing brokerage accounts at your firm noted above, please be advised that the Compliance Department of my employer should be noted
as an "Interested Party" with respect to my accounts. They should, therefore, be sent copies of all trade confirmations and account statements relating to my account.

Please send the requested documentation ensuring the account holder's name appears on all correspondence to:

      Manager, Corporate Compliance          Preclearance Compliance Officer
      Mellon Bank                      or    (obtain address from your
      PO Box 3130 Pittsburgh, PA             designated Preclearance
      15230-3130                             Compliance Officer)

Thank you for your cooperation in this request.

Sincerely yours,

Associate

cc:  Manager, Corporate Compliance (151-4340) or Preclearance Compliance Officer

Securities Trading Policy

Dreyfus Nonmanagement Board Member Edition

INTRODUCTION   The Securities Trading Policy (the "Policy") is designed to reinforce the reputation for integrity of The Dreyfus Corporation and its subsidiaries (collectively, "Dreyfus") by avoiding even the appearance of impropriety in the conduct of their businesses.
               The Policy sets forth procedures and limitations which govern the personal securities transactions of every Dreyfus employee.

SPECIAL        This edition of the Policy has been prepared specifically
EDITION        for Nonmanagement Board Members of Dreyfus and the investment companies advised by Dreyfus (each a "Fund").

NONMANAGEMENT  You are considered to be a Nonmanagement Board Member if you are:
BOARD MEMBER
               o  a director of Dreyfus who is not also an officer or employee of Dreyfus ("Dreyfus Board Member"); or

               o  a director or trustee of any Fund who is not also an officer or employee of Dreyfus ("Mutual Fund Board Member").

INDEPENDENT    The term "Independent Mutual Fund Board Member" means those
MUTUAL FUND    Mutual Fund Board Members who are not deemed "interested
BOARD MEMBER   persons" of their Fund(s), as defined by the Investment
               Company Act of 1940, as amended.

STANDARDS OF   Outside Activities
CONDUCT FOR
NONMANAGEMENT  - Mutual Fund Board Members are prohibited from accepting
BOARD MEMBERS  nomination or serving as a director, trustee or managing general partner of an investment company not advised by Dreyfus, or accepting employment with or acting as a consultant to any person acting as a registered investment adviser to an investment company, without the express prior approval of the board of directors/trustees of the pertinent Fund(s) for which the Mutual
               Fund Board Member serves as a director/trustee. In any such circumstance, management of Dreyfus must be given advance notice by the Mutual Fund Board Member of his/her request in order to allow management to provide its input, if any, for the relevant
               Fund board of directors/trustees' consideration.

               - Dreyfus Board Members are prohibited from accepting nomination or serving as a director, trustee or managing general partner of an investment company not advised by Dreyfus, or accepting employment with or acting as a consultant to any person acting as a registered investment adviser to an investment company, without Dreyfus's express prior approval.

               -  Independent Mutual Fund Board Members are prohibited from owning Mellon securities (since that would destroy his or her independent status).

               - Nonmanagement Board Members are prohibited from buying or selling Mellon's publicly traded securities during a blackout period, which begins the 16th day of the last month of each calendar quarter and ends three business days after Mellon publicly announces the financial results for that quarter.

               Insider Trading and Tipping

               Federal securities laws generally prohibit the trading of
               securities while in possession of "material nonpublic"
               information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic
               information upon which a trade is based (tipping) may also be liable.

               Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in
               deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be material include:

               o a proposal or agreement for a merger, acquisition or
                 divestiture, or for the sale or purchase of substantial assets;

               o tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;

               o dividend declarations or changes;

               o extraordinary borrowings or liquidity problems;

               o defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing;

               o earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

               o pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or
                 discoveries of mineral deposits;

               o a proposal or agreement concerning a financial restructuring;

               o a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities;

               o a significant expansion or contraction of operations;

               o information about major contracts or increases or decreases in orders;

               o the institution of, or a development in, litigation or a regulatory proceeding;

               o developments regarding a company's senior management;

               o information about a company received from a director of that company; and

               o information regarding a company's possible noncompliance with environmental protection laws.

               This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

               "Nonpublic"- Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

               If you obtain material non-public information you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the information,
               While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible
               sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

               Conflict of Interest--No Nonmanagement Board Member may recommend a securities transaction for Mellon, Dreyfus or any Fund without disclosing any interest he or she has in such securities or issuer thereof (other than an interest in publicly traded
               securities where the total investment is less than or equal to
               $25,000), including:

               o any direct or indirect beneficial ownership of any securities of such issuer;

               o any contemplated transaction by the Nonmanagement Board Member in such securities;

               o any position with such issuer or its affiliates; and

               o any present or proposed business relationship between such issuer or its affiliates and the Nonmanagement Board Member or any party in which the Nonmanagement Board Member has a
                 beneficial ownership interest (see "Beneficial Ownership" in the Glossary).

               Portfolio Information--No Nonmanagement Board Member may divulge the current portfolio positions, or current or anticipated portfolio transactions, programs or studies, of Mellon, Dreyfus or any Fund, to anyone unless it is properly within his or her responsibilities as a Nonmanagement Board Member to do so.

               Material Nonpublic Information--No Nonmanagement Board Member may
               engage in or recommend any securities transaction, for his or her own benefit or for the benefit of others, including Mellon,
               Dreyfus or any Fund, while in possession of material nonpublic information. No Nonmanagement Board Member may communicate material nonpublic information to others unless it is properly within his or her responsibilities as a Nonmanagement Board
               Member to do so.

PRECLEARANCE   Nonmanagement Board Members are permitted to engage in personal
FOR            securities  transactions without obtaining prior approval
PERSONAL       from the Preclearance Compliance Officer.
SECURITIES
TRANSACTIONS

PERSONAL       - Independent Mutual Fund Board Members--Any Independent Mutual
SECURITIES       Fund Board Member, as defined above, who effects a securities
TRANSACTIONS     transaction where he or she  knew, or in the ordinary course of
REPORTS          fulfilling his or her official duties should have
                 known, that during the 15-day period
                 immediately preceding or after the date of such
                 transaction, the same security was purchased or sold, or was being considered for purchase or sale by Dreyfus (including any
                 Fund or other account managed by Dreyfus), is required to
                 report such personal securities transaction. In the event a personal securities transaction report is required, it must be submitted to the Preclearance Compliance Officer not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected. The
                 report must include the date of the transaction, the title and number of shares or principal amount of the security, the
                 nature of the transaction (e.g., purchase, sale or any other type of acquisition or disposition), the price at which the transaction was effected and the name of the broker or other entity with or through whom the transaction was effected. This reporting requirement can be satisfied by sending a copy of the confirmation statement regarding such transaction to the
                 Preclearance Compliance Officer within the time period
                 specified.

               o Dreyfus Board Members and "Interested" Mutual Fund Board
                 Members--Dreyfus Board Members and Mutual Fund Board Members
                 who are "interested persons" of a Fund, as defined by the
                 Investment Company Act of 1940, are required to report their personal securities transactions.  Personal securities
                 transaction reports are required to be submitted to the
                 Preclearance Compliance Officer not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected.  The report must include the date of the transaction, the title and number of shares or principal amount of the security, the nature of the
                 transaction (e.g., purchase, sale or any other type of
                 acquisition or disposition), the price at which the
                 transaction was effected and the name of the broker or other entity with or through whom the transaction was effected.
                 This reporting requirement can be satisfied by sending a copy of the confirmation statement regarding such transaction to the Preclearance Compliance Officer within the time period specified.

EXEMPTIONS FROM  Notwithstanding the foregoing, securities transaction reports
REPORTING        are not required for the following transactions purchases or
REQUIREMENTS     sales of "Exempt Securities" (see Glossary);
                 purchases or sales effected in any account over which the
                 Nonmanagement Board Member has no direct or indirect control over the investment decision-making process (i.e.,
                 discretionary trading accounts); transactions which are
                 non-volitional on the part of the Nonmanagement Board Member
                 (such as stock dividends);

                 purchases which are part of an automatic reinvestment of
                 dividends under a DRIP;

                 purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer; and\or

                 sales of rights acquired from an issuer, as described above.

               CONFIDENTIAL TREATMENT
               THE PRECLEARANCE COMPLIANCE OFFICER WILL USE HIS OR HER BEST
               EFFORTS TO ASSURE THAT ALL PERSONAL SECURITIES TRANSACTION
               REPORTS ARE TREATED AS "PERSONAL AND CONFIDENTIAL." HOWEVER, SUCH
               DOCUMENTS WILL BE AVAILABLE FOR INSPECTION BY APPROPRIATE
               REGULATORY AGENCIES AND OTHER PARTIES WITHIN AND OUTSIDE MELLON
               AS ARE NECESSARY TO EVALUATE COMPLIANCE WITH OR SANCTIONS UNDER
               THIS POLICY.

GLOSSARY

DEFINITIONS    - ACCESS PERSON - As defined by Rule 17j-1 under the Investment
                 Company Act of 1940, "access person" includes, with respect to a registered investment company or an investment adviser
                 thereof, any director of such investment company or investment adviser. Each Nonmanagement Board Member is therefore
                 considered an access person of Dreyfus or their respective
                 Funds.

               - APPROVAL - written consent or written notice of nonobjection.

               - BENEFICIAL OWNERSHIP - The definition that follows conforms to interpretations of the Securities and Exchange Commission on this matter.  Because a determination of beneficial ownership requires a detailed analysis of personal financial
                 circumstances that are subject to change, Corporate
                 Compliance ordinarily will not advise Nonmanagement Board
                 Members ("NBM") on this definition.  It is the responsibility of each NBM to read the definition, and based on that
                 definition determine whether he/she is the beneficial owner of a security.

               Securities owned of record or held in the NBM's name are
                 generally considered to be beneficially owned by the NBM.

               Securities held in the name of any other person are deemed to be beneficially owned by the NBM if by reason of any contract, understanding, relationship, agreement or other arrangement, the NBM obtains therefrom benefits substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such securities. Beneficial ownership
                 includes securities held by others for the NBM's benefit
                 (regardless of record ownership), e.g., securities held for the
                 NBM or members of the NBM's immediate family, defined below, by agents, custodians, brokers, trustees, executors or other
                 administrators; securities owned by the NBM, but which have not been transferred into the NBM's name on the books of the
                 company; securities which the NBM has pledged; or securities owned by a corporation that should be regarded as the NBM's personal holding corporation. As a natural person, beneficial ownership is deemed to include securities held in the name or for the benefit of the NBM's immediate family, which includes the NBM's spouse, the NBM's minor children and stepchildren and the NBM's relatives or the relatives of the NBM's spouse who are sharing the NBM's home, unless because of countervailing circumstances, the NBM does not enjoy benefits substantially equivalent to those of ownership. Benefits substantially
                 equivalent to ownership include, for example, application of the income derived from such securities to maintain a common home, meeting expenses that such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the purchase, sale or voting of such securities.
                 An NBM is also deemed the beneficial owner of securities held in the name of some other person even through the NBM does not obtain benefits of ownership, if the NBM can vest or revest title in himself or herself at once, or at some future time.

                 In addition, a person will be deemed the beneficial owner of a security if he/she has the right to acquire beneficial
                 ownership of such security at any time (within 60 days)
                 including but not limited to any right to acquire: (1) through the exercise of any option, warrant or right; (2) through the conversion of a security; or (3) pursuant to the power to
                 revoke a trust, discretionary account or similar arrangement.

               With respect to ownership of securities held in trust, beneficial ownership includes ownership of securities as a trustee in instances where either the NBM as trustee or a member of the
                 NBM's "immediate family" has a vested interest in the income or corpus of the trust, the ownership by the NBM of a vested
                 beneficial interest in the trust and the ownership of
                 securities as a settlor of a trust in which the NBM as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by
                 reason of the NBM being settlor or beneficiary of the
                 securities held in trust and the ownership, acquisition and disposition of such securities by the trust is made without the
                 NBM's prior approval as settlor or beneficiary. "Immediate family" of an NBM as trustee means the NBM's son or daughter
                 (including any legally adopted children or any descendant of either), the NBM's stepson or stepdaughter, the NBM's father or mother or any ancestor of either, the NBM's stepfather or
                 stepmother and the NBM's spouse.

               To the extent that stockholders of a company use it as a personal trading or investment medium and the company has no other
                 substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus invested or traded in. A general partner in a
                 partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent of his pro rata interest in the partnership. Indirect beneficial
                 ownership is not, however, considered to exist solely by reason of an indirect interest in portfolio securities held by any holding company registered under the Public Utility Holding
                 Company Act of 1935, a pension or retirement plan holding
                 securities of an issuer whose employees generally are
                 beneficiaries of the plan, and a business trust with over 25 beneficiaries.

               Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the Securities
                 Exchange Act of 1934 shall be deemed the beneficial owner of such security.

               The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, while the NBM may report the security holdings of other members of his family, the NBM may nonetheless disclaim beneficial ownership of such securities.

               o DISCRETIONARY TRADING ACCOUNT - an account over which the NBM has no direct or indirect control over the investment decision making process.

               o EXEMPT SECURITIES - Exempt Securities are defined as:

                    - direct obligations of the government of the United
                      States;

                    - bankers' acceptances;

                    - bank certificates of deposit and time deposits;

                    - commercial paper;

                    - high quality short-term debt instruments;

                    - repurchase agreements;

                    - securities issued by open-end investment companies.

                o INVESTMENT COMPANY - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

                o INVESTMENT ETHICS COMMITTEE is composed of investment, legal, compliance, and audit management representatives of Mellon and its affiliates. The members of the Investment Ethics Committee are:
                    President and Chief Investment Officer of The Dreyfus
                    Corporation (Committee Chair)
                    General Counsel, Mellon Financial Corporation
                    Chief Risk Management Officer, Mellon Trust
                    Manager of Corporate Compliance, Mellon Financial
                    Corporation
                    Corporate Chief Auditor, Mellon Financial Corporation
                    Chief Investment/Executive Officers of two
                    investment departments or affiliates (rotating memberships)

                 The Committee has oversight of issues related to personal
                 securities trading and investment activity by certain
                 employees, including those who make recommendations or
                 decisions regarding the purchase or sale of portfolio
                 securities by Funds or other managed accounts.

               o MELLON - Mellon Financial Corporation and all of its direct and indirect subsidiaries.

               o PRECLEARANCE COMPLIANCE OFFICER - a person designated by the
                 Manager of Corporate Compliance and/or the Investment Ethics
                 Committee to administer, among other things, employees'
                 preclearance requests for a specific business unit.